UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JFROG LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all the boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Dear shareholders,

Amidst the continually-shifting software landscape and the potential challenges stemming from macroeconomic and geopolitical headwinds, I'm grateful to take a moment of profound thinking about the past years of our dedicated strategy implementation, and observing how JFrog once again bore the fruits of its investments throughout 2023.

We aimed for a very clear north star: a path to deliver one Platform that serves the enterprise needs of EveryOps - DevOps, DevSecOps, MLOps, MLSecOps and more - from the builders' keyboards to the distributed edge and devices. Our mission is to set the market standard: driving a seamless software supply chain flow in a world of Liquid Software.

During 2023, our Product and Engineering teams prioritized resolving market pain points, taking into consideration the invaluable feedback from our extensive customer base of approximately 7,400 companies. These customers consistently voiced their need for a consolidated toolset and a platform that empowers them to manage their software supply chain effectively. They rely on Artifactory as their single source of record, and expect a security solution on top of it that is not only scalable, but also inherently cloud-native.

JFrog’s 2023 financial results demonstrate what we already knew: the flow of the software supply chain is a flow of binaries. As the year came to a close, our achievements were noteworthy. We counted 37 customers with an Annual Recurring Revenue (“ARR”) exceeding $1M, reflecting a 95% YoY growth rate. Additionally, we saw an increase in customers with an ARR surpassing $100k, with substantial 20% YoY growth. Our cloud-based services demonstrated a significant 50% YoY growth rate, and, as guided, we delivered a 119% Net Dollar Retention rate, which is a testament to our strong retention and expansion with existing customers.

JFrog’s business resilience also shone through again this year, evidenced by our Operating Cash Flow reaching $32.6 million and our Free Cash Flow (“FCF”) reaching $32 million for the 4th quarter alone. Furthermore, our GAAP Diluted Earnings Per Share (“EPS”) and Non-GAAP Diluted EPS for fiscal 2023 stood at $(0.59) and $0.51, respectively, underscoring our robust enterprise growth and overall financial health. We were pleased to see how the market reacted to JFrog deliveries on all fronts, technology and business, and for the “FROG” stock performance in 2023 compared to our peers.

As generative AI and machine learning (“ML”) technologies rapidly grew in adoption and popularity through 2023, JFrog was the first DevOps company to incorporate the management of ML Models (“MLOps”) in-line with companies’ software supply chain practices. We believe this will open not only new technological avenues for customers to manage their AI pipelines, but also expose completely new personas to the JFrog Platform, including Data Scientists and ML Engineers.

2023 also saw a focusing of our go to market motions, with the maturation and expansion of our strategic sales team and channel approaches. Our strategic team, often working with our cloud partners, landed or expanded our larger accounts and drove heavy growth within our strategic customer base. Our channel business launched a new program that expands our focus on partners and channel sales that simplifies and streamlines global organizations’ ability to reach their customers in all geographies with JFrog solutions.

Our publicly-provided 5 year financial model (released in mid-2023) showcased our commitment to revenue growth, alongside FCF growth and our sustainable profitability model, and we’re encouraged and proud to remain in-line with our models, looking forward to further expansion and predictability based on customer cloud migrations, expansion of our platform and new customer acquisition.

In late 2023, we further announced our first-ever C-level appointment to address JFrog’s Environmental, Social and Governance (“ESG”) efforts. Our new Chief Sustainability Officer will drive JFrog’s ESG program, taking the responsibility we have to the community, environment and the world to fruition.

Finally, I was grateful for and humbled by the outpouring of shareholders, customers, partners, and industry support for JFrog in the aftermath of the Israel-Hamas war. Our business continuity and emergency plans were engaged flawlessly at the outset of the conflict, and JFrog did not waver in its market commitments. We all pray for more peaceful days ahead across the world.

What’s next for JFrog in 2024? We will continue to invest in our people and the business based on current industry demand, as well as providing innovations that lead the market. The momentum we created around the software supply chain platform that consolidates DevOps, Security, AI/ML and connected devices in a hybrid, multi-cloud environment is driving the next wave of technology, and we are convinced that JFrog will set the standard in the marketplace as our platform addresses these needs.

We continue to drive R&D, Sales, Channels and Marketing to provide the guiding light for our next leaps forward. We are confident in our commitments, as JFrog’s culture, approach and focus are driven not by the executive team, but the frogs themselves who take your trust incredibly seriously. I’m proud and grateful to work alongside such a dedicated group as we leap forward together!

It’s my - and our - honor to call you all partners and allies on this journey.

We look forward to 2024 as yet another year of leaping ahead together.

May The FROG Be With You!

Most sincerely yours,

Shlomi

JFrog Co-founder & CEO

Forward-Looking Statements:

This letter and the accompanying proxy statement contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding our future financial performance, expectations regarding the market and revenue potential for our platform, expectations regarding the performance of our strategic sales team and channel approaches, our expectations regarding the expansion of our platform and new customer acquisition, our expectations regarding the benefits of incorporating the management of ML Models in-line with companies’ software supply chain practices, and our ability to innovate and meet market demands and the software supply chain needs of our customers. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this letter and the accompanying proxy statement, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from acquisitions into our offerings; our ability to provide continuity to our respective customers and realize innovation following our acquisitions; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2023, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this proxy statement. We disclaim any obligation to update forward-looking statements.

270 E. Caribbean Drive
Sunnyvale, California 94089
(408) 329-1540

NOTICE OF 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To our Shareholders:

Notice is hereby given that the 2024 annual general meeting of shareholders of JFrog Ltd. (the “Company”) is to be held on Monday, May 20, 2024 at 9:00 a.m., Pacific time, or at any adjournments thereof (the “Annual General Meeting”), at our U.S. headquarters located at 270 E. Caribbean Drive, Sunnyvale, California 94089.

The agenda for the Annual General Meeting is as follows:

(1)
To elect as Class I directors the three nominees named in the accompanying proxy statement to serve until our 2027 annual general meeting of shareholders or until their respective successors are duly elected and qualified or until such director’s earlier death, resignation or removal.
(2)
To approve and ratify the re-appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as the independent auditors of the Company for the period ending at the close of the next annual general meeting.
(3)
To approve changes to the compensation of Shlomi Ben Haim, our Chief Executive Officer.
(4)
To approve changes to the compensation of Yoav Landman, our Chief Technology Officer.
(5)
To approve the consulting agreement with Frederic Simon, our departing Chief Data Scientist.

In addition, shareholders will be requested to review at the Annual General Meeting the Company’s audited consolidated financial statements for the year ended December 31, 2023, and to transact such other business as may properly come before the Annual General Meeting.

These proposals are described more fully in the attached proxy statement, which we urge you to read in its entirety.

The approval of each of the proposals requires the affirmative vote of the Company’s shareholders holding at least a majority of the Company’s ordinary shares, NIS 0.01 par value per share, present, in person or by proxy, and voting on the matter. As of March 15, 2024, the Company is not aware of any controlling shareholder.

The Company currently is unaware of any other matters that may be raised at the Annual General Meeting. Should any other matters be properly raised at the Annual General Meeting, the persons designated as proxies shall vote according to their own judgment on those matters.

The record date for the Annual General Meeting is April 10, 2024 (the “Record Date”). Only shareholders of record at the close of business on that date may vote at the Annual General Meeting or any adjournments, postponements, or continuations thereof. This notice and the accompanying proxy statement and proxy card are being first mailed to shareholders on or about April [•], 2024.

Pursuant to our amended and restated articles of association, the quorum required for an ordinary meeting of shareholders, such as the Annual General Meeting, consists of at least two shareholders present in person or by proxy, holding in the aggregate 33⅓% of the voting rights in our issued share capital.

The Annual General Meeting is currently scheduled to be held in person. If you intend to attend the Annual General Meeting, you must notify the Company by submitting your name and the number of registered shares you hold to our Investor Relations’ e-mail address investors@jfrog.com by 9:00 a.m. PDT on Friday, May 17, 2024. Please read this proxy statement carefully to ensure that you have proper evidence of share ownership as of April 10, 2024, as we will not be able to accommodate guests without such evidence at the Annual General Meeting. Please see “How can I attend the Annual General Meeting in person?” for more information.

Your vote is important. Regardless of whether you plan to attend the Annual General Meeting, it is important that your shares be represented and voted at the Annual General Meeting, and we hope you will vote as soon as possible. Prior to the Annual General Meeting, you may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the Annual General Meeting regardless of whether you attend the Annual General Meeting.

If you have any questions regarding this information or the proxy materials, please contact Investor Relations at investors@jfrog.com.

Thank you for your ongoing support of, and continued interest in, JFrog Ltd.

Sincerely,

Shlomi Ben Haim
Chairman of the Board

Sunnyvale, California
April [•], 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2024

The proxy statement, proxy card and annual report to shareholders are available at https://investors.jfrog.com

JFROG LTD.
270 E. Caribbean Dr.
Sunnyvale, California 94089

PROXY STATEMENT FOR 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to the holders of ordinary shares, NIS 0.01 par value per share, of JFrog Ltd., a company organized under the laws of the State of Israel (referred to as “we,” “us,” “our” or the “Company”), in connection with the solicitation by our board of directors of proxies for use at the 2024 annual general meeting of shareholders (the “Annual General Meeting”) and any postponements, adjournment or continuations thereof. The Annual General Meeting will be held on Monday, May 20, 2024, at 9:00 a.m., Pacific time, or at any adjournments thereof, at our U.S. headquarters located at 270 E. Caribbean Drive, Sunnyvale, California 94089.

At the Annual General Meeting, you will be requested to approve the following matters:

(1)
To elect as Class I directors the three nominees named in the accompanying proxy statement to serve until our 2027 annual general meeting of shareholders or until their respective successors are duly elected and qualified or until such director’s earlier death, resignation or removal.
(2)
To approve and ratify the re-appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as the independent auditors of the Company for the period ending at the close of the next annual general meeting.
(3)
To approve changes to the compensation of Shlomi Ben Haim, our Chief Executive Officer.
(4)
To approve changes to the compensation of Yoav Landman, our Chief Technology Officer.
(5)
To approve the consulting agreement with Frederic Simon, our departing Chief Data Scientist.

In addition, shareholders will be requested to review at the Annual General Meeting the Company’s audited consolidated financial statements for the year ended December 31, 2023, and to transact such other business as may properly come before the Annual General Meeting.

The Record Date for the Annual General Meeting is April 10, 2024. Only shareholders of record at the close of business on that date are entitled to vote at the Annual General Meeting. This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the Annual General Meeting, and any postponements, adjournments or continuations thereof.

By signing and returning the proxy card, you authorize each of Shlomi Ben Haim, our Chief Executive Officer, or Shanti Ariker, our Chief Legal Officer, to represent you and vote your shares at the Annual General Meeting in accordance with your instructions. Each of the foregoing may also vote your shares to adjourn the Annual General Meeting and will be authorized to vote your shares at any adjournments, postponements, or continuations of the Annual General Meeting.

YOUR VOTE IS VERY IMPORTANT.

JFROG LTD.

PROXY STATEMENT
FOR THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be held at 9:00 a.m., Pacific time, on Monday, May 20, 2024

The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL GENERAL MEETING

Why am I receiving these materials?

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2024 annual general meeting of shareholders of the Company (the “Annual General Meeting”) and any adjournments, postponements or continuations thereof. The Annual General Meeting will be held on Monday, May 20, 2024 at 9:00 a.m., Pacific time at 270 E. Caribbean Drive, Sunnyvale, California 94089.

Shareholders as of the Record Date are invited to attend the Annual General Meeting and are requested to vote on the items of business described in this proxy statement. The proxy materials and our 2023 annual report can be accessed online at our Investor Relations website at https://investors.jfrog.com.

What proposals am I voting on?

You are being asked to vote on five proposals:

(1)
To elect as Class I directors the three nominees named in the accompanying proxy statement to serve until our 2027 annual general meeting of shareholders or until their respective successors are duly elected and qualified or until such director’s earlier death, resignation or removal.
(2)
To approve and ratify the re-appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as the independent auditors of the Company for the period ending at the close of the next annual general meeting.
(3)
To approve changes to the compensation of Shlomi Ben Haim, our Chief Executive Officer.
(4)
To approve changes to the compensation of Yoav Landman, our Chief Technology Officer.
(5)
To approve the consulting agreement with Frederic Simon, our departing Chief Data Scientist.

You will also be voting on any other business as may properly come before the Annual General Meeting or any adjournments, postponements, or continuations thereof.

What is the voting requirement to approve each of the proposals?

According to our amended and restated articles of association and the Israeli Companies Law 5759-1999 and regulations promulgated thereunder (the “Companies Law”) approval of each proposal requires the majority of the voting power present and voting at the Annual General Meeting or at any adjournments, postponements, or continuations thereof.

This means that the numbers of shares voted “For” the proposal must exceed the numbers of shares voted “Against” the proposal. Abstentions and broker non-votes are not considered votes cast for this purpose and will have no effect on the vote (other than in regards to calculating the quorum at the Meeting).

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote “FOR” each of proposals that are further described in the enclosed proxy statement.

Who is entitled to vote at the Annual General Meeting?

Holders of our ordinary shares as of the close of business on April 10, 2024, the Record Date for the Annual General Meeting are entitled to vote at the Annual General Meeting. Shareholders are not permitted to cumulate votes with respect to the election of directors. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting. The total number of outstanding ordinary shares, NIS 0.01 par value per share, as of [•], 2024 was [•].

Shareholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (“Equiniti”), then you are a shareholder of record. As a shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote at the Annual General Meeting, or by Internet, by telephone, or by mail by following the instructions on the proxy card.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may not vote your shares at the Annual General Meeting unless you obtain a legal proxy from your broker, bank or other nominee, giving you the right to vote the shares as well as a statement from such record holder that it did not vote such shares.

How can I vote my shares?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in one of the following ways:

•
You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided. Your completed, signed and dated proxy card must be received by 11:59 p.m., Pacific time, on May 19, 2024.
•
You may vote by telephone. To vote over the telephone, call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. You will be asked to provide the control number from your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Pacific time, on May 19, 2024.
•
You may vote via the Internet. To vote via the Internet, go to www.voteproxy.com to complete an electronic proxy card (have your proxy card in hand when you visit the website) or scan the QR code on the proxy card with your smartphone. You will be asked to provide the control number from your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Pacific time, on May 19, 2024.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares at the Annual General Meeting unless you obtain a legal proxy from your broker, bank or other nominee, giving you the right to vote these shares.

Can I change my vote or revoke my proxy?

Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you can change your vote or revoke your proxy by:

•
entering a new vote by telephone or via the Internet (until the applicable deadline for each method as set forth above);
•
returning a later-dated proxy card (which automatically revokes the earlier proxy);
•
providing a written notice of revocation prior to the Annual General Meeting to our Chief Legal Officer at our principal executive offices as follows: JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, California 94089, Attn: Chief Legal Officer; or
•
attending the Annual General Meeting and voting in-person. Attendance at the Annual General Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote in-person at the Annual General Meeting.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy, Shlomi Ben Haim, our Chief Executive Officer, and Shanti Ariker, our Chief Legal Officer, have been designated as proxies for the Annual General Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted electronically at the Annual General Meeting in accordance with the instruction of the shareholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above and, if any other matters are properly brought before the Annual General Meeting, the shares will be voted in accordance with the proxies’ judgment.

How many votes do I have?

Holders of our ordinary shares are entitled to one vote for each share held as of the Record Date.

What is the quorum requirement for the Annual General Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual General Meeting for the meeting to be properly held under our amended and restated articles of association and the Companies Law. The quorum required for our Annual General Meeting consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 33⅓% of the total outstanding voting rights, within half an hour of the time fixed for the commencement of the meeting. A meeting adjourned for lack of a quorum shall be adjourned to the same day in the next week, at the same time and place. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee, as applicable, as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the Annual General Meeting. Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank or other nominee votes shares on the “routine” matters but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

Only the ratification of the appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal No. 2) is considered “routine” under applicable federal securities rules and the Companies Law. The other proposals currently on the agenda for the meeting are considered “non-routine” under applicable federal securities rules.

What are the effects of abstentions and broker non-votes?

If you submit a proxy but do not indicate any voting instructions, the proxy holders will vote in accordance with the recommendations of our board of directors. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, the broker, bank or other nominee may generally vote in its discretion on “discretionary” matters. However, if the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-discretionary” matter, it will be unable to vote your shares on that matter. When this occurs, it is generally referred to as a “broker non-vote.”

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual General Meeting but will not be counted for purposes of determining the number of votes cast on a proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals.

Who will count the votes?

Votes will be counted by the inspector of election appointed for the Annual General Meeting, who will separately count “For” and “Against” votes, abstentions, and broker non-votes.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•
“FOR” each of the three nominees for Class I director named in this proxy statement;
•
“FOR” the ratification of the appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
•
“FOR” the vote to approve changes to the compensation of Shlomi Ben Haim, our Chief Executive Officer;
•
“FOR” the vote to approve changes to the compensation of Yoav Landman, our Chief Technology Officer; and
•
“FOR” the vote to approve the consulting agreement with Frederic Simon, our departing Chief Data Scientist.

In addition, if any other matters are properly brought before the Annual General Meeting or any adjournments, postponements, or continuations thereof, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of ordinary shares in “street name” for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter-Proposal No. 2 (ratification of the appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global). Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of directors, and Proposal Nos. 3, 4, and 5.

How can I contact JFrog’s transfer agent?

You may contact our transfer agent, Equiniti, by telephone at (800) 937-5449 (toll-free for United States residents), or by email at helpast@equiniti.com. Materials may be mailed to Equiniti at:

Equiniti Trust Company, LLC

ATTN: EQ Mail Services

C/O DFX Logistics

1 United Lane

Teterboro, NJ 07608

How can I attend the Annual General Meeting?

The Annual General Meeting will be held at 270 E. Caribbean Drive, Sunnyvale, California 94089. Space for the Annual General Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 8:30 a.m. Pacific time and the Annual General Meeting will begin at 9:00 a.m. Pacific time.

Each shareholder who attends the Annual General Meeting should be prepared to present:

•
valid government photo identification, such as a driver’s license or passport; and
•
if you are a street name shareholder, proof of beneficial ownership as of the Record Date, such as your most recent account statement reflecting your share ownership as of that date, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual General Meeting. Photography and video are prohibited at the Annual General Meeting.

We encourage shareholders who plan to attend the Annual General Meeting to check our website at https://investors.jfrog.com prior to the meeting where we will post relevant updates and instructions.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner of shares that are held in “street name” at the close of business on the Record Date, you may not vote your shares at the Annual General Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the shareholder of record with respect to your shares. You may still attend the Annual General Meeting even if you do not have a legal proxy.

How are proxies solicited for the Annual General Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual General Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We have retained Alliance Advisors, LLC, an independent firm specializing in the solicitation of proxies, to assist in the soliciting of proxies on our behalf. We have agreed to pay a base fee of approximately $27,000, plus costs and expenses. We will bear all proxy solicitation costs. If shareholders need assistance with casting or changing their vote, they should contact our proxy solicitor, Alliance Advisors, LLC, toll-free at 1-888-511-2621.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Where can I find the voting results of the Annual General Meeting?

We will announce preliminary voting results at the Annual General Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual General Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

What does it mean if I receive more than one set of printed materials?

If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials and annual report, to multiple shareholders who share the same address unless we receive contrary instructions from one or more of the shareholders. This procedure reduces our printing and mailing costs. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials and annual report, to any shareholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

JFrog Ltd.
Attention: Investor Relations
270 E. Caribbean Drive
Sunnyvale, CA 94089
Tel: (408) 329-1540

Shareholders who hold shares in street name may contact their broker, bank or other nominee to request information about householding.

Is there a list of shareholders entitled to vote at the Annual General Meeting?

The names of shareholders of record entitled to vote at the Annual General Meeting will be available from our Investor Relations department ten days prior to the meeting for any purpose germane to Annual General Meeting, between the hours of 9:00 a.m. and 4:30 p.m., Pacific time, at our corporate headquarters located at 270 E. Caribbean Drive, Sunnyvale, California 94089. Please contact Investor Relations at investors@jfrog.com a reasonable time in advance to make appropriate arrangements, but in no event less than 48 hours in advance of your desired visiting time.

What other matters may be brought before the Annual General Meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the Annual General Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

In accordance with the Companies Law, any shareholder of the Company holding at least five percent of the outstanding voting rights of the Company for the meeting may submit to the Company a proposed additional agenda item for the meeting, to our offices: JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, California 94089, Attn: Chief Legal Officer, no later than April 17, 2024. To the extent that there are any additional agenda items that our board of directors determines to add as a result of any such submission, we will publish an updated agenda and proxy card with respect to the meeting, no later than April 24, 2024, which will be filed with the Securities and Exchange Commission (the “SEC”) as definitive additional materials, and made available to the public on the SEC’s website at www.sec.gov and our Investor Relations website referenced above.

When are shareholder proposals due for our 2025 annual general meeting?

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual general meeting of shareholders by submitting their proposals in writing to our Chief Legal Officer in a timely manner. For a shareholder proposal to be considered timely for our 2025 annual general meeting, our Chief Legal Officer must receive the written proposal at our principal executive offices not later than [•], 2024. In addition, shareholder proposals must comply with the requirements of Rule 14a-8 and 14a-19 under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals should be addressed to: JFrog Ltd., Attn: Chief Legal Officer, 270 E. Caribbean Drive, Sunnyvale, CA 94089.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board of Directors

Our board of directors is currently comprised of nine members. As of the close of our Annual General Meeting, in accordance with our amended and restated articles of association our board of directors has fixed the number of directors at nine members. During 2023, Mr. Jeff Horing and Ms. Meerah Rajavel, who had been directors, left our Board. Our board of directors consists of three classes of directors, each serving staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be elected for a three-year term at the Annual General Meeting of shareholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The following table sets forth the names, ages, and certain other information for each of the directors with terms expiring at the Annual General Meeting (including each of the director nominees and each of the continuing members of the board of directors). All information is as of March 15, 2024.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Shlomi Ben Haim	I	54	Co-Founder, Chief Executive Officer and Director	2008	2024	2027
Jessica Neal(2)	I	47	Director	2020	2024	2027
Yvonne Wassenaar(2)	I	55	Director	2022	2024	2027
Continuing Directors
Frederic Simon	II	52	Co-Founder, departing Chief Data Scientist and Director	2008	2025	—
Andy Vitus(1)	II	50	Director	2016	2025	—
Barry Zwarenstein(1)	II	75	Director	2020	2025	—
Yoav Landman	III	52	Co-Founder, Chief Technology Officer and Director	2008	2026	—
Yossi Sela(2)(3)	III	71	Lead Independent Director	2012	2026	—
Elisa Steele(1)(3)	III	57	Director	2020	2026	—

___________________________________________

(1)
Member of audit committee.
(2)
Member of compensation committee.
(3)
Member of nominating and corporate governance committee.

Nominees for Director

Shlomi Ben Haim. Mr. Ben Haim is one of our co-founders and has served as a member of our board of directors and as our Chief Executive Officer since April 2008 and as Chairman of our board of directors since January 2020. From October 2000 to June 2009, he was with AlphaCSP Ltd. (“AlphaCSP”), a company implementing software applications that was acquired by Malam Group, most recently as Chief Executive Officer from June 2006 to June 2009 and as an executive director from October 2000 to June 2006. Prior to joining AlphaCSP, Mr. Ben Haim served in the Israeli Air Force from October 1988 to October 2000 where he led several military units and reached the rank of Major. Mr. Ben Haim holds a B.A. in Business Administration and Management from Ben-Gurion University, Israel and an M.Sc. from Clark University, MA USA.

We believe that Mr. Ben Haim is qualified to serve on our board of directors because of the perspective and experience he brings as our co-founder and Chief Executive Officer.

Jessica Neal. Ms. Neal has served as a member of our board of directors since March 2020. She has held her current position as Venture Partner at Technology Crossover Ventures (“TCV”) since November 2021. Prior to TCV, Ms. Neal served in various executive positions at Netflix, Inc., a media-services provider and production company, including as Chief Talent Officer from

October 2017 to November 2021, Vice President of Talent from June 2017 to October 2017 and Vice President of Talent and Talent Acquisition from May 2006 to September 2013. From September 2015 to June 2017, Ms. Neal served as Chief People Officer at Scopely, Inc., an interactive entertainment company and mobile games developer and publisher. From October 2013 to July 2015, she served as Vice President-Talent at Coursera Inc., an online learning platform. Since December 2021, Ms. Neal has served on the boards of Public.com and Humu.com. Ms. Neal holds a B.F.A. in Fine Arts from the School of Visual Arts New York City.

We believe that Ms. Neal is qualified to serve on our board of directors because of her knowledge and experience in the software industry and professional experience as an executive of various technology companies.

Yvonne Wassenaar. Yvonne Wassenaar has served as a member of our board of directors since September 2022. Ms. Wassenaar served as Chief Executive Officer of Puppet, Inc., an information technology automation software company from January 2019 to May 2022. From June 2017 to September 2018, Ms. Wassenaar served as Chief Executive Officer of Airware, an enterprise drone solutions company. From August 2014 to May 2017, Ms. Wassenaar served in various roles at New Relic, Inc., or New Relic, a public cloud-based observability platform company, most recently as Chief Information Officer. Prior to New Relic, Ms. Wassenaar held various senior positions at VMware, Inc., a public cloud computing and virtualization technology company. Ms. Wassenaar currently serves on the board of directors of Arista Networks, Inc. (NASDAQ:ANET), a public cloud networking company, Forrester Research, Inc. (NASDAQ:FORR), a public research and advisory company, Alation, Inc., a private data intelligence company, and Rubrik, a private zero trust data management company. Ms. Wassenaar previously served on the boards of directors of Anaplan, Inc., a public cloud-based business planning software company, acquired by Thoma Bravo, LLC, and Mulesoft, Inc., a public enterprise software company, acquired by Salesforce, Inc. Ms. Wassenaar also currently serves on the boards of directors of various non-profit institutions.

We believe that Ms. Wassenaar is qualified to serve on our board of directors because of her knowledge and experience in the software industry and professional experience as an executive of various technology companies.

Continuing Directors

Frederic Simon. Mr. Simon is one of our co-founders and has served as a member of our board of directors since April 2008 and numerous other roles including as our Chief Architect from April 2008 to August 2013, Chief Presale Engineer from August 2013 to July 2018, and most recently as Chief Data Scientist since January 2019. Prior to joining us, Mr. Simon co-founded AlphaCSP where he was global Chief Technology Officer from September 1998 to September 2000 and main consultant for the Israel branch from October 2000 to July 2008. He holds a first degree from Prytanée National Militaire de La Flèche in France and a Masters in Computer Science from École Centrale de Lille, France.

We believe that Mr. Simon is qualified to serve on our board of directors because of the perspective and experience he brings as a co-founder and his knowledge of the industry in which we operate.

Andy Vitus. Mr. Vitus has served as a member of our board of directors since January 2016. He joined Scale Venture Partners, a venture capital fund, in January 2003, and has served as a Partner of the firm since April 2010. Mr. Vitus currently serves as a director of several privately held companies. He holds a B.S. in Electrical Engineering from the University of Cape Town and an M.S. in Electrical Engineering from Stanford University.

We believe that Mr. Vitus is qualified to serve on our board of directors because of his business expertise gained from his experience in the venture capital industry.

Barry Zwarenstein. Barry Zwarenstein has served as a member of our board of directors since January 2020. He has served as Chief Financial Officer of Five9, Inc., a provider of cloud software for contact centers, since January 2012 and as Interim Chief Executive Officer from December 2017 to May 2018. Mr. Zwarenstein served as Senior Vice President and Chief Financial Officer of SMART Modular Technologies, Inc., a designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers acquired by Silver Lake Partners in August 2011, and previously served as director of Dealertrack Technologies, Inc. Since July 2020, Mr. Zwarenstein has served on the board of directors of Aria Systems, Inc., a provider of a cloud-based billing and monetization platform. Since August 2020, Mr. Zwarenstein has served on the board of directors of On24, Inc. (NYSE:ONTF), a provider of a cloud-based digital experience platform used to market products and services. Mr. Zwarenstein holds a Bachelor of Commerce from the University of KwaZulu-Natal, South Africa and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Zwarenstein is qualified as a Chartered Accountant, South Africa.

We believe that Mr. Zwarenstein is qualified to serve on our board of directors because of his corporate finance and business expertise.

Yoav Landman. Mr. Landman is one of our co-founders and has served as a member of our board of directors and as our Chief Technology Officer since April 2008. From January 2002 to December 2008, he was with AlphaCSP, where he served as a Senior Consultant and as a member of management. Mr. Landman is also the creator of JFrog Artifactory. Mr. Landman holds a Masters of Computing from The Royal Melbourne Institute of Technology, Australia and an LL.B. from the University of Haifa, Israel.

We believe that Mr. Landman is qualified to serve on our board of directors because of the perspective and experience he brings as our co-founder and Chief Technology Officer.

Yossi Sela. Yossi Sela has served as a member of our board of directors since May 2012 and as our lead independent director since January 2020. He has been with Gemini Israel Ventures, a venture capital fund, since January 1993 and Managing Partner since 1999 and the Chairman of Bridges Israel, an impact investment fund, since March 2018. Mr. Sela currently serves on the board of directors of Technion R&D Foundation, a subsidiary of the Technion Israel Institute of Technology, as well as several privately held companies. He holds a B.Sc. in Electrical Engineering from the Technion - Israel Institute of Technology, Israel and an M.B.A. from Tel Aviv University, Israel.

We believe that Mr. Sela is qualified to serve on our board of directors because of his business expertise gained from his experience in the venture capital industry, including his time spent serving on boards of directors of various companies and familiarity with Israeli companies.

Elisa Steele. Ms. Steele has served as a member of our board of directors since March 2020. Ms. Steele previously served as Chief Executive Officer of Namely, Inc., (“Namely”) a financial and human capital management software company, from August 2018 to July 2019. Prior to joining Namely, Ms. Steele served as Chief Executive Officer and President of Jive Software, Inc. (“Jive Software”) a communication and collaboration software company acquired by Aurea Software, Inc., from February 2015 to July 2017. From January 2014 to February 2015, Ms. Steele served in various executive positions at Jive Software, including President; Executive Vice President, Strategy and Chief Marketing Officer; and Executive Vice President, Marketing and Products. Prior to joining Jive Software, from August 2013 to December 2013, she served as Corporate Vice President and Chief Marketing Officer of Consumer Applications and Services at Microsoft Corporation, a provider of software, services and solutions. Ms. Steele joined Microsoft through its acquisition of Skype, an Internet communications company, where she served as Chief Marketing Officer from July 2012 to August 2013. From 2017 to its acquisition in March 2024, Ms. Steele served on the board of directors of Splunk Inc., a provider of real-time operational intelligence software. Ms. Steele currently serves on the boards of Amplitude (NASDAQ:AMPL), Bumble (NASDAQ:BMBL) and Procore Technologies (NYSE:PCOR). Ms. Steele holds a B.S. in Business Administration from the University of New Hampshire and holds an M.B.A. from San Francisco State University.

We believe that Ms. Steele is qualified to serve on our board of directors because of her knowledge and experience in the software industry and professional experience as an executive of various technology companies.

Director Independence

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, and considering the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, our board of directors has determined that each of our directors, other than Messrs. Simon, Landman, and if re-elected, Ben Haim, is an “independent director” as defined under the rules of the Nasdaq Global Select Market (“Nasdaq”). In addition, our board of directors determined that Messrs. Zwarenstein and Vitus and Ms. Steele, who are members of our audit committee, satisfy the enhanced independence standards for audit committee members established by applicable SEC and Nasdaq rules. Our board of directors has determined that Mr. Sela, and if re-elected, Mses. Neal and Wassenaar, who are members of our compensation committee, satisfy the enhanced independence standards for compensation committee members established by applicable SEC and Nasdaq rules. Our board of directors has determined that, Mr. Sela and Ms. Steele, who are members of our nominating and corporate governance committee, satisfy the independence standards for nominating and corporate governance committee members established by applicable SEC and Nasdaq rules.

Our corporate governance guidelines provide that none of our directors should serve on the boards of directors of more than three public companies in addition to their service on our board of directors without the approval of our board of directors. Until March 18, 2024, Elisa Steele served on four additional public company boards of directors and our board of directors determined that Ms. Steele’s service on four additional public company boards of directors did not impair her ability to effectively serve on our board of directors. On March 18, 2024, Cisco, Inc. announced that it had completed its acquisition of Splunk Inc. (“Splunk”) and simultaneous with the completion of such acquisition, Ms. Steele ceased to be a director of Splunk. Accordingly, as of the date of this proxy statement, Ms. Steele serves on the boards of directors of three public companies in addition to her service on our board of directors.

Frederic Simon, our Co-Founder, departing Chief Data Scientist and member of our board of directors, is married to the sister of Shlomi Ben Haim, our Co-Founder, Chief Executive Officer, Chairman and member of our board of directors. There are no other family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors has adopted corporate governance guidelines that provide that if the board of directors does not have an independent chairperson, the board of directors will appoint a lead independent director. The lead independent director will be responsible for calling separate meetings of the independent directors, determining the agenda and serving as chair of meetings of independent directors, reporting to the chairperson of the board of directors regarding feedback from executive sessions, serving as spokesperson for the company as requested, and performing such other responsibilities as may be designated by a majority of the independent directors from time to time. Our lead independent director is Mr. Sela.

Shareholder Engagement

For the first time since going public in September 2020, we worked to set up engagements with our shareholders’ stewardship teams. This past year we reached out to shareholders holding approximately 65% of our stock and engaged with all shareholders who requested meetings. We value the feedback we receive from our shareholders and this proxy reflects certain changes after receiving such feedback during our shareholder engagement along with the feedback expressed by shareholder voting at last year’s annual shareholder meeting. Among those changes:

•
We have enhanced our disclosure with respect to the diversity of our board of directors, as described in the following board diversity section;
•
We have provided additional detail regarding our policy with respect to our directors’ outside public company board commitments, including disclosure of our board of directors’ review of Ms. Steele’s current outside public company board service and an explanation of the impact of the acquisition of Splunk, which decreased the number of boards of directors on which Ms. Steele serves;
•
We have disclosed in a proposal with respect to Mr. Simon’s compensation as a part-time consultant, a role he is transitioning to following his service as an employee of the company; and
•
As described in Mr. Landman’s compensation proposal, we have expanded our use of performance-based restricted stock units from solely applying to Mr. Ben Haim in 2023 to the entire executive team in 2024.

Board Diversity

The table below provides certain information regarding the composition of our board of directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f), other than Middle Eastern. Although Nasdaq’s classification system does not include Middle Eastern individuals as an underrepresented demographic, other classification systems and our board of directors consider them to be diverse.

Under the ISS definition, Middle Eastern is defined as a person with origins in any of the Persian or Arab countries in the Middle East or North Africa. One of our directors self-identifies as “Middle Eastern” based on this definition. The remaining four directors who self-identify as Middle Eastern are Israeli.

Board Diversity Matrix (As of March 15, 2024)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1
Part III: Supplemental Diversity Information
Directors who identify as Middle Eastern	5

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and, among other things, discusses and reviews with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to risks relating to our corporate governance practices, the qualifications and independence of the board of directors and potential conflicts of interest. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, whether our compensation policies and programs have the potential to encourage excessive risk taking, and whether different compensation policies and practices could mitigate any such risk taking.

Our board of directors believes its current structure serves as a flexible framework within which our board of directors and its committees operate, subject to the requirements of applicable law and regulations. Under these guidelines, it is our policy that the positions of chairman of the board of directors and Chief Executive Officer may be held by the same person (subject to approval by our shareholders pursuant to the Companies Law). Under such circumstances, the guidelines also provide that the board of directors shall designate an independent director to serve as lead independent director who shall, among other things, discuss the agenda for board meetings with the chairman and approve such agenda, and chair executive sessions of the independent directors.

Board Meetings and Committees

During our fiscal year ended December 31, 2023, our board of directors held nine meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served, except for Mr. Vitus, who attended 73% of the Board and committee meetings held during the period. We do not have a formal policy regarding attendance by members of our board of directors at annual general meetings of shareholders, but we strongly encourage our directors to attend. Seven of our then active eleven directors attended our 2023 annual meeting of shareholders.

Our board of directors has established a standing audit committee, a standing compensation committee, and a standing nominating and corporate governance committee. Each of the committees has the composition and the responsibilities described below.

Audit Committee

Our audit committee currently consists of Messrs. Zwarenstein and Vitus and Ms. Steele, with Mr. Zwarenstein serving as chairperson. Each of Messrs. Zwarenstein and Vitus and Ms. Steele meet the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. In addition, our board of directors has determined that Mr. Zwarenstein is an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under the Securities Act.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:

•
Retains, oversees, compensates, evaluates and terminates our independent auditors, subject to the approval of the board of directors, and in the case of retention, to that of the shareholders;
•
approves or, as required, pre-approves, all audit, audit-related and all permitted non-audit services and related fees and terms, other than de minimis non-audit services, to be performed by the independent registered public accounting firm;
•
oversees the accounting and financial reporting processes of our company and audits of our financial statements, the effectiveness of our internal control over financial reporting and prepares such reports as may be required of an audit committee under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•
oversees and periodically reviews the state of our cybersecurity program, strategy, initiatives and public disclosures;
•
reviews with management, and our independent auditor, as applicable, our annual, semi-annual and quarterly audited and unaudited financial statements prior to publication and/or filing (or submission, as the case may be) to the SEC;
•
recommends to the board of directors the retention, promotion, demotion and termination of the internal auditor, and the internal auditor’s engagement fees and terms, in accordance with the Companies Law;
•
approves the yearly or periodic work plan proposed by the internal auditor;
•
reviews with our Chief Legal Officer and/or external counsel, as deemed necessary, legal or regulatory matters that could have a material impact on the financial statements or our compliance policies and procedures;
•
reviews policies and procedures with respect to transactions (other than transactions related to the compensation or terms of services) between the company and officers and directors, or affiliates of officers or directors, or transactions that are not in the ordinary course of the company’s business;
•
reviews and approves any engagements or transactions that require the audit committee’s approval under the Companies Law;
•
Receives and retains reports of suspected business irregularities and legal compliance issues, and suggests to the board of directors remedial courses of action; and
•
establishes procedures for the handling of employee’s complaints as to the management of our business and the protection to be provided to such employees.

Our audit committee operates under a written charter approved by our board of directors that satisfies the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The charter is available on our website at https://investors.jfrog.com/. Our audit committee held six meetings during 2023.

Compensation Committee

Our compensation committee currently consists of Mr. Sela and Mses. Neal, and Wassenaar, with Ms. Neal serving as the chairperson, each of whom meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

In accordance with the Companies Law, the roles of the compensation committee are, among others, as follows:

•
recommend to the board of directors with respect to the approval of the compensation policy (the “Compensation Policy”) for office holders (as defined below) and, once every three years, regarding any extensions to a compensation policy that was adopted for a period of more than three years;
•
review the implementation of the Compensation Policy and periodically recommend to the board of directors with respect to any amendments or updates to the Compensation Policy;
•
resolve whether or not to approve arrangements with respect to the terms of office and employment of office holders; and
•
exempt, under certain circumstances, certain transactions with our Chief Executive Officer that would otherwise require the approval of our shareholders.

An office holder is defined in the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of such person’s title, a director and any other manager directly subordinate to the general manager.

Our compensation committee oversees our corporate compensation programs. Our compensation committee also:

•
oversees the development and implementation of compensation policies in accordance with the requirements of the Companies Law as well as other compensation policies, incentive-based compensation plans, and the implementation of such policies, and recommends to our board of directors any amendments or modifications the committee deems appropriate, including as required under the Companies Law;
•
reviews and approves the grants of options and other incentive awards to the Chief Executive Officer and other executive officers, including reviewing and approving corporate goals and objectives and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including evaluating their performance in light of such goals and objectives;
•
approves and exempts certain transactions regarding office holders’ compensation pursuant to the Companies Law;
•
assists the board of directors with administering our equity-based compensation plans;
•
selects and engages compensation consultants, legal counsel, financial advisors and such other advisors as it deems necessary and advisable to assist the committee in carrying out its responsibilities and functions;
•
reviews, identifies and approves our peer group as a benchmark to establish appropriate targets for executive compensation;
•
reviews succession planning for certain senior executives; and
•
reviews and monitors our diversity and inclusion practices and our performance in the areas of diversity and inclusion in the workplace, marketplace and community.

Our compensation committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing rules. The charter is available on our website at https://investors.jfrog.com/. Our compensation committee held six meetings during 2023.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Mr. Sela and Ms. Steele, with Ms. Steele serving as the chairperson, each of whom meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC.

Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee also:

•
identifies and evaluates the qualifications of, or makes recommendations to our board of directors regarding, proposed nominees for election to our board of directors and its committees;
•
identifies, evaluates and recommends director candidates consistent with the criteria approved by our board of directors and qualification requirements under the Companies Law;
•
identifies, evaluates and recommends director candidates to ensure compliance with the listing standards of the Nasdaq and applicable diversity requirements of the Nasdaq and the California Corporations Code;
•
facilitates the annual performance review of our board of directors and of its committees;
•
considers and makes recommendations to our board of directors regarding the composition, organization and governance of our board of directors and its committees;
•
develops, evaluates and makes recommendations to our board of directors regarding corporate governance practices; and
•
oversees and periodically reviews our environmental, social and governance strategy, initiatives and public disclosures.

Our nominating and corporate governance committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing rules. The charter is available on our website at https://investors.jfrog.com/. Our nominating and corporate governance committee held five meetings in 2023.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis, but no less than two times per year. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis, but no less than two times per year.

Compensation Committee Interlocks and Insider Participation

During 2023, our compensation committee was comprised of Mr. Sela and Mses. Neal, Rajavel and Wassenaar. Ms. Rajavel was a member of our compensation committee until May 15, 2023. Ms. Neal is the chairperson of our compensation committee. None of the members of our compensation committee during 2023 was an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and corporate governance committee considers the current composition, organization and governance of the board, the needs of the board and its respective committees, and the desired board qualifications, expertise and characteristics, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the board and skills that are complementary to the board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the board, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board.

Consistent with criteria approved by the board of directors and the qualification requirements set forth under the Companies Law, our nominating and corporate governance committee evaluates each individual in the context of the membership of the board of directors as a group, with the objective of having a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of viewpoints and experience in the various areas. Each director should be an individual of high character and integrity. The board of directors annually evaluates the performance of the board of directors and its committees. Our nominating and corporate governance committee reviews the self-assessment questionnaires to evaluate the performance of individual members. In determining whether to recommend a director for re-election, our nominating and corporate governance committee also considers the director’s participation in and contributions to the activities of the board of directors and the company, the director’s other time commitments, and other qualifications and characteristics determined by the board of directors.

After completing their review and evaluation of director candidates, in accordance with Nasdaq rules and the Companies Law, our nominating and corporate governance committee will recommend a director nominee for selection by our board of directors. Our board of directors has the final authority in determining the selection of director candidates for nomination to our board of directors.

Shareholder Recommendations for Nominations to Our Board of Directors

From time to time shareholders may present proposals, including to nominate a candidate to serve on our board of directors, that may be proper subjects to add to the agenda for consideration at a general meeting of shareholders. Under Section 66(b) of the Companies Law and the regulations thereto, shareholders who meet the conditions set out in that section, specifically – holding, in the aggregate, at least 5% of the voting power in the Company – may submit a request to include an item to the agenda within seven days following our notice of convening a shareholders’ general meeting at which directors are to be elected and certain other proposals are to be considered, provided that the requested item is appropriate for presentation at a general meeting and for consideration by the shareholders.

In addition, shareholder proposals may be submitted for inclusion in a proxy statement pursuant to Rule 14a-8 and Rule 14a-19 under the Exchange Act.

In accordance with the Companies Law, the deadline for submission of shareholder proposals for inclusion in our proxy materials for the 2025 annual general meeting of shareholders is [•], 2024; however, if the date of the 2025 annual general meeting is changed by more than 30 days from the date of the last annual general meeting, the proposal must be received no later than a reasonable time before we begin to print and send our annual proxy materials. In addition, Rule 14a-8 proposals must otherwise comply with the requirements of the rule.

Any nomination should be sent in writing to JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, CA 94089, Attn: Chief Legal Officer.

Communications with the Board of Directors

In cases where shareholders wish to communicate directly with our non-management directors, messages can be sent to our Chairman of the Board at JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, CA 94089, with copies sent to our Chief Legal Officer and Chief Financial Officer at JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, CA 94089 at legal@jfrog.com. Our Chief Legal Officer will, in consultation with appropriate directors as necessary, review incoming shareholder communications and decide whether a response to any shareholder or interested party communication is necessary.

This procedure does not apply to (i) communications to non-management directors from our officers or directors who are shareholders or (ii) shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed further in the section entitled “When are shareholder proposals due for our 2025 annual general meeting?” in this proxy statement.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers and members of our board of directors, are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to all employees, including our executive officers and members of our board of directors. The code of business conduct and ethics is reviewed annually for updates by the nominating and corporate governance committee. The full text of our code of business conduct and ethics is available on the corporate governance section of our website, which is located at https://investors.jfrog.com/corporate-governance/overview. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act. The board of directors, through its audit committee, receives reports on compliance with our code of business conduct and ethics. We make whistleblower reporting available to all of our employees and external parties via a web and telephone hotline system that is available 24/7 and supplied and operated by a third party. The system also allows individuals to make reports, including anonymously, to the Company or directly to the chair of the audit committee, and enables follow up directly with the reporter while maintaining anonymity, as needed. We maintain a non-retaliation policy for those who make reports via the whistleblower reporting system. Management reports on the status of the whistleblower program to the audit committee, which it reviews quarterly.

Environmental, Social and Governance (“ESG”)

We are aware of and focused on the environmental, social and governance matters that are important to our investors, customers, employees and other stakeholders. Since formalizing our ESG approach two years ago, we have continued to strive toward our objective to fully integrate ESG considerations into our corporate culture with a view toward enhancing sustainability and promoting employee and community well-being. Both our management team and board of directors are committed to prioritizing consideration of environmental stewardship, social responsibility and corporate governance. In 2023, we created a new chief sustainability officer function to accelerate shaping and executing our ESG strategy and to reinforce our ESG objectives. We also amended our nominating and corporate governance committee charter to explicitly give such committee oversight for ESG matters, which they review quarterly.

After working with our advisors to create a comprehensive roadmap for our ESG efforts and initiatives going forward, we published our inaugural ESG report in February 2023. Our ESG report for 2023 was published in February 2024 and is available at the Investor Relations section of our website: https://investors.jfrog.com/esg/default.aspx. The ESG reports discuss the key components of our ESG strategy, initiatives and achievements to date, including the below highlights in the following key areas.

Business Ethics

We have high standards for ethical business conduct and guide our employees to live up to these standards through training and regular conversations. All of our employees are required to complete ethics and compliance training during onboarding. We also maintain business ethics policies, including our code of business conduct and ethics, our Global Anti-Corruption Compliance Policy, our External Communications Policy, our Supplier Code of Conduct, and our Whistleblower Policy. In 2023, we appointed a Chief Legal Officer to lead legal policy development and compliance globally. Our internal audit team has a comprehensive schedule of quarterly audits that cover ethical, legal, and compliance issues. Our audit committee oversees these matters and provides reports to the full board of directors on a quarterly basis.

Data Privacy and Cybersecurity

We are committed to protecting our users’ data and our platform, and work to monitor the threat landscape and provide transparency to our customers. In 2023, we increased our investment in data protection technology solutions by approximately 25% and expanded our security team with additional leaders in application security and cybersecurity incident response areas. We have advanced ISO certified security and compliance solutions to securely manage data privacy and cybersecurity risks, with compliance and third-party assurance including ISO 27001, 27701, and 27017 and SOC 2 Type II certifications. In 2023 we also implemented new data security posture management and SaaS security posture management solutions. Our audit committee oversees our information security program, which they review at least twice per year.

Human Capital Management

We offer a supportive work environment, competitive compensation, and a benefits package designed to unlock unique opportunities for our employees. During 2023 we appointed a global learning and development director and invested in employee training. We also maintain formal career development and training programs and a dedicated budget allowance for team recognition and team-building activities. In addition to competitive compensation, we offer our employees a wide range of benefits to support their wellbeing and work-life balance. We also conduct yearly employee engagement surveys. In 2023 we activated JFrog’s emergency plan with tools for both managers and employees in response to the outbreak of the war in Israel. Our compensation committee oversees our compensation policies and human capital management, including talent development, employee engagement, and diversity, equity, and inclusion. Our compensation committee discusses these topics at least quarterly, and when appropriate, matters are also raised at quarterly nominating and corporate governance committee meetings. Human capital management discussions are also reported up to the full board on a regular basis.

Diversity, Equity and Inclusion

Diversity, equity, and inclusion (“DEI”) has been reflected in our practices since the early days of the company. We strive to cultivate an inclusive community where every employee has a fair opportunity to succeed. The appointment of a Chief Sustainability Officer (“CSO”) in 2023 has enabled us to deepen our focus on DEI. One of the CSO’s first priorities was to start developing a diversity dashboard giving us enhanced visibility of our diversity metrics so that we can drive year-on-year improvements. We have also implemented a hiring software solution to collect applicant diversity data in a manner compliant with the Equal Employment Opportunity Commission regulations. During 2023 we attended diversity career fairs to engage with potential candidates and ran a series of technology meet-ups to enhance a diverse pipeline, in which women in leading technological positions showcased their work and shared their inspiring stories. We also maintain partnerships with local organizations to promote the participation of underrepresented and minority groups in both the U.S. and Israel’s venture capital and tech industries. Oversight responsibility of DEI matters was formally assigned to our compensation committee in 2023. We also review and discuss DEI matters as part of our quarterly ESG reporting to the nominating and corporate governance committee.

Sustainability Commitment

We believe that helping to protect the planet for future generations must be integral to our value creation story. We evaluate our operations across our offices to consider where we can minimize, mitigate, or eliminate our environmental impact. While we have limited control over energy management across our ten leased office spaces, we work with our lessors to implement measures to reduce environmental impact. All three of our U.S. offices use sustainable lighting and lights are automatically turned off when no movement is detected, reducing energy waste. In 2023, we established our Global Green Operations Policy to guide us in minimizing our operational carbon footprint and promoting environmental sustainability across our value chain. We are also committed to regularly monitoring and measuring our environmental performance and setting targets for continuous improvement as well as maintaining records of our energy consumption and greenhouse gas emissions, where applicable. We prioritize the procurement of environmentally friendly products and services whenever possible, including recycled office supplies and energy efficient office equipment. We recycle or donate our end-of-life hardware to non-profit organizations and to support for people in need. This includes NGOs such as MITCHASHVIM, which distributes refurbished computers to low-income and ethnic minority families at a subsidized price, and Orr Shalom, which supports children and youth in foster homes.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Non-Employee Director Compensation Policy

Pursuant to our non-employee director compensation policy, each non-employee director is eligible to receive compensation for his or her service consisting of cash retainers and equity awards. Our board of directors or our compensation committee has the discretion to amend, suspend or terminate the non-employee director compensation policy as it deems necessary or appropriate, subject to the terms of our Compensation Policy and the Companies Law.

Cash Compensation

All non-employee directors are entitled to receive the following annual cash compensation for their services:

Board member:	$30,000
Lead non-employee director:	$10,000
Audit committee chair:	$20,000
Member of audit committee:	$10,000
Compensation committee chair:	$15,000
Member of compensation committee:	$6,000
Nominating and governance committee chair:	$7,500
Member of nominating and governance committee:	$4,000

For clarity, each non-employee director who serves as the chair of a committee receives only the additional annual fee for services as the chair of the committee and not the additional annual fee for services as a member of the committee while serving as such chair, provided that the non-employee director who serves as the lead non-employee director receives the annual fee for services as the lead non-employee director and the annual fee for services as a board member.

Each annual cash retainer and additional annual fee is paid quarterly in arrears on a prorated basis to each non-employee director who served in the relevant capacity at any point during the immediately preceding fiscal quarter, and such payment is made no later than 30 days following the end of such immediately preceding fiscal quarter.

Equity Compensation

Non-employee directors are entitled to receive all types of awards other than incentive stock options under our 2020 Equity Incentive Plan (the “2020 Plan”), including discretionary awards not covered under the non-employee director compensation policy. Nondiscretionary, automatic grants of equity awards are made to our non-employee directors as follows:

•
Initial Award. Each person who first becomes a non-employee director after the effective date of the policy (either by election or appointment) will be granted an equity award on the first trading day on or after such individual first becomes a non-employee director as follows: (i) with respect to each individual who first becomes a non-employee director on or prior to the one year anniversary of the effective date of the policy, the initial award will consist of options to purchase our ordinary shares with a value of $350,000, with any resulting fractional shares rounded down to the nearest whole share; and (ii) with respect to each individual who first becomes a non-employee director after the one year anniversary of the effective date of the policy, the initial award will consist of restricted share units (each an “RSU”) with a value of $350,000, with any resulting fractional shares rounded down to the nearest whole share. Each such initial award will vest as to 1/12th of the shares subject to such initial award on each three-month anniversary of the applicable non-employee director’s initial start date on the same day of the month as such start date, in each case subject to the non-employee director continuing to be a member of our board of directors through the applicable vesting date.
•
Annual Award. Each non-employee director who has completed at least six months of continuous service as a non-employee director as of the date of each annual general meeting of our shareholders will be granted an award of RSUs on the first trading day immediately following such annual general meeting with a value of $175,000, with any resulting fractional shares rounded down to the nearest whole share. Each such annual award will be scheduled to vest as to 1/4th of the shares subject to the annual award on each three-month anniversary of the date of grant on the same day of the month as such date of grant, in each case subject to the non-employee director continuing to be a member of our board of directors through the applicable vesting date.

The “value” for the awards of options or RSUs described above means the grant date fair value determined in accordance with U.S. generally accepted accounting principles, or such other methodology as our board of directors or our compensation committee may determine prior to the grant of the applicable award.

Pursuant to our non-employee director compensation policy, in the event of our merger or sale, each outstanding and unvested equity award held by a non-employee director will accelerate and fully vest, subject to the director continuing to provide services to us as a non-employee director through the date of such merger or sale. In the event of any dividend or other distribution, recapitalization, share split, reverse share split, reorganization or other similar change in corporate structure of the company, the board of directors will adjust the number of shares issuable pursuant to awards under the policy in order to prevent diminution or enlargement of benefits intended to be made available under the policy.

Director Compensation Table

The following table provides information regarding compensation of our non-employee directors for service as directors, for the year ended December 31, 2023. Each non-employee director’s reasonable, customary and properly documented travel expenses to attend board meetings is reimbursed by the company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Jeff Horing(2)	28,614	174,989	203,603
Jessica Neal	45,000	174,989	219,989
Meerah Rajavel(3)	13,500	—	13,500
Yossi Sela	50,000	174,989	224,989
Elisa Steele	47,500	174,989	222,489
Andy Vitus	40,000	174,989	214,989
Yvonne Wassenaar	36,000	174,989	210,989
Barry Zwarenstein	50,000	174,989	224,989

____________________________________________

(1)
Amounts represent the grant date fair value of such awards, calculated based on the closing price of our ordinary shares on the applicable date of grant in accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 718.
(2)
Mr. Horing was our director until December 14, 2023.
(3)
Ms. Rajavel was our director until May 15, 2023.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2023.

Name	Option Awards (#)		Stock Awards (#)
Jessica Neal	50,000	(1)	3,913	(2)
Yossi Sela	—		3,913	(2)
Elisa Steele	50,000	(1)	3,913	(2)
Andy Vitus	—		3,913	(2)
Yvonne Wassenaar	—		13,516	(3)
Barry Zwarenstein	43,750	(1)	3,913	(2)

____________________________________________

(1)
The share option award vests in 16 equal quarterly installments in accordance with each three-month anniversary of the respective director’s initial start date, in each case subject to the director continuing to be a member of our board of directors through the applicable vesting date.
(2)
The RSUs vest in 4 equal quarterly installments in accordance with each three-month anniversary of the date of grant, in each case subject to the director continuing to be a member of our board of directors through the applicable vesting date.
(3)
The RSUs consist of (i) 9,603 RSUs that vest in 12 equal quarterly installments in accordance with each three-month anniversary of the director’s initial start date, in each case subject to the director continuing to be a member of our board of directors through the applicable vesting date; and (ii) 3,913 RSUs that vest in 4 equal quarterly installments in accordance with each three-month anniversary of the date of grant, in each case subject to the director continuing to be a member of our board of directors through the applicable vesting date.

PROPOSAL NUMBER 1

ELECTION OF CLASS I DIRECTORS

Our board of directors is currently comprised of nine directors and is divided into three staggered classes of directors. At the Annual General Meeting, three Class I directors will be elected to our board of directors by the holders of our ordinary shares to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected or until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

External Directors

Under the Companies Law, Israeli public companies are generally required to appoint at least two external directors, who need to meet certain criteria and be appointed according to a specific procedure. However, according to the Israeli Companies Regulations (Relief for Companies whose Securities are Listed for Trading on a Stock Exchange Outside Israel), 2000 (the “Relief Regulations”), a company whose shares are traded on certain stock exchanges outside Israel (including the Nasdaq, such as us) that does not have a controlling shareholder and that complies with the requirements of the laws of the foreign jurisdiction where the company’s shares are listed, as they apply to domestic issuers, with respect to the appointment of independent directors and the composition of the audit committee and compensation committee, may elect to exempt itself from the requirements of Israeli law with respect to, among other things, (i) the requirement to appoint external directors and that one external director serve on each committee of the board of directors; and (ii) certain limitations on the employment or service of an external director or his or her spouse, children or other relatives, following the cessation of his or her service as an external director, by or for the company, its controlling shareholder or an entity controlled by the controlling shareholder. Prior to the effectiveness of our initial public offering, our board decided to opt out of these requirements.

Under the Relief Regulations, these concessions will continue to be available to us so long as (i) our shares are traded on a U.S. stock exchange, including the Nasdaq; (ii) we do not have a “controlling shareholder” (as such term is defined under the Companies Law), and; (iii) we comply with the majority board independence requirements and audit committee and compensation committee requirements under U.S. laws applicable to U.S. domestic issuers.

Nominees for Director

Our Class I directors, whose terms will expire at the Annual General Meeting, are Shlomi Ben Haim, Jessica Neal, and Yvonne Wassenaar. Our nominating and corporate governance committee has recommended director nominees for selection by our board of directors, and our board of directors has nominated, Mr. Ben Haim and Mses. Neal and Wassenaar for election as Class I directors.

If elected, Mr. Ben Haim and Mses. Neal and Wassenaar will serve as Class I directors until the 2027 annual general meeting or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. For more information concerning the nominees, please see the section entitled “Board of Directors and Corporate Governance.”

Mr. Ben Haim and Mses. Neal and Wassenaar have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to re-elect each of Mr. Ben Haim and Mses. Neal and Wassenaar to serve as a director of the Company to hold office until our 2027 annual general meeting of shareholders or until their respective successors are duly elected and qualified or until such director’s earlier death, resignation or removal.”

Required Vote

The affirmative vote of the holders of a majority of the shares represented at the Annual General Meeting in person or by proxy and voting on the foregoing resolution is required. Each director nominee shall be voted separately.

Board Recommendation

Our board of directors recommends a vote “FOR” Proposal 1.

PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Under the Companies Law and our amended and restated articles of association, the shareholders of our Company are authorized to appoint the Company’s independent auditors. Under our amended and restated articles of association, our board of directors (or a committee, if it is so authorized by the board of directors) is authorized to determine the independent auditor’s remuneration. In addition, the approval by our audit committee of the independent auditor’s re-appointment and remuneration is required under the listing rules of the Nasdaq. Following the recommendation by our audit committee and board of directors, it is proposed that Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global (“EY”), be reappointed as the independent auditors of the Company for the period ending at the close of the next annual general meeting.

A representative of EY is expected to be telephonically present at the Annual General Meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed for professional audit services and other services rendered to us by EY for our fiscal years ended December 31, 2023 and 2022.

	Fiscal Year Ended
	2023	2022
Audit Fees(1)	$923,171	$906,752
Audit-related Fees	—	—
Tax Fees(2)	22,694	70,331
All Other Fees(3)	23,400	28,810
Total Fees	$969,265	$1,005,893

____________________________________________

(1)
“Audit Fees” consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)
“Tax Fees” consist of fees for professional services for tax compliance, tax advice and tax planning.
(3)
“All other fees” consists of fees for services provided in connection with the assessment and reports of our compliance programs.

Auditor Independence

In 2023, there were no other professional services provided by EY that would have required our audit committee to consider their compatibility with maintaining the independence of EY.

Audit and Non-Audit Services Pre-Approval Policy

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee (or its delegate) may pre-approve services to be performed by our independent registered public accounting firm without consideration of specific case-by-case services or may require the specific pre-approval of the committee, in either case, in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to EY for our fiscal years ended December 31, 2023 and 2022 were pre-approved by our audit committee.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to approve and ratify the re-appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as the independent auditors of the Company for the period ending at the close of the next annual general meeting.”

Required Vote

The affirmative vote of the holders of a majority of the shares represented at the Annual General Meeting in person or by proxy and voting on the foregoing resolution is required.

Board Recommendation

Our board of directors recommends a vote “FOR” Proposal 2.

Report of the Audit Committee

The audit committee of our board of directors is responsible for assisting our board of directors in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

Management of the Company has the primary responsibility for preparing the Company’s consolidated financial statements as well as establishing and maintaining the integrity of the Company’s financial reporting process, accounting principles and internal controls. Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles.

In this context, the audit committee of our board of directors reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2023, with the Company’s management and Kost Forer Gabbay & Kasierer. To ensure independence, the audit committee of our board of directors met separately with Kost Forer Gabbay & Kasierer and members of the Company’s management. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the audit committee of our board of directors received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence, and it has discussed with Kost Forer Gabbay & Kasierer its independence from the Company.

Based on the reviews and discussions described above, the audit committee of our board of directors recommended to the board of directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Barry Zwarenstein (Chair)

Elisa Steele

Andy Vitus

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NUMBER 3

TO APPROVE CHANGES TO THE COMPENSATION OF
SHLOMI BEN HAIM, THE CHIEF EXECUTIVE OFFICER OF THE COMPANY

Background

The Companies Law requires that the terms of service and employment of a company’s chief executive officer, be approved by the company’s compensation committee, board of directors, and the shareholders of the company in that order.

Our compensation committee and board of directors have approved the terms of service and employment of Mr. Ben Haim, our chief executive officer (“CEO”), in accordance with the Companies Law. The proposed changes to our CEO’s compensation were suggested by Mr. Ben Haim and were approved first by our compensation committee and second by our board or directors, while considering, among other factors, Mr. Ben Haim’s performance and contribution to us in general, his experience, the terms of our Compensation Policy, and other factors as required by the Companies Law.

In accordance with our Compensation Policy, our compensation committee and board of directors reviewed a comprehensive benchmark analysis of peer companies, which also included a survey of compensation terms of 19 peer companies prepared by an independent compensation advisor, Compensia, in January 2024. The the Company’s 2024 compensation peer group (such group is Alteryx, Appian, C3.ai, Digital Ocean Holdings, Elastic N.V., Fastly, Five9, GitLab, HashiCorp, Intapp, Jamf Holding, nCino, PagerDuty, Qualys, Rapid7, Semrush Holdings, Sprout Social, Tenable Holdings, Varonis Systems) was constructed with careful consideration and represents an appropriate comparison pool based on a peer group of other companies operating in technology sectors which are similar in their characteristics to the Company based on characteristics such as revenues, market capitalization, number of employees and operating arena (in Israel or globally). The criteria are used in the manner described below in the heading “Competitive Positioning” (e.g., revenues that are generally in the range of .5x to 3.0x our revenues, etc.) to determine which companies are similar. The peer group was approved by our compensation committee. According to such survey, Mr. Ben Haim’s total compensation approximated the 40th percentile compared to the chief executive officer terms of the abovementioned group of peer companies.

In accordance with and subject to our Compensation Policy, as part of a long-term retention plan and in light of Mr. Ben Haim’s performance and contribution to the Company in the past years, it is proposed to approve the following amendments to Mr. Ben Haim’s compensation arrangement as our CEO:

1.
an increase of Mr. Ben Haim’s annual salary by $100,000 to $600,000 from $500,000, effective as of April 1, 2024 (the “Ben Haim Base Salary Increase”);
2.
an increase in the annual target bonus opportunity of Mr. Ben Haim from 75% of Mr. Ben Haim’s annual base salary to 100% of Mr. Ben Haim’s annual base salary, effective as of April 1, 2024 (the “Ben Haim Bonus Increase”); and
3.
approve the grant of a number of RSUs vesting that will be determined by dividing $6,000,000 by the average closing price of our stock for the 20 trading days ending on and including the day prior to the 2024 Annual General Meeting, 25% of which will become vested on June 1, 2025, after which the RSUs will continue to vest on a quarterly basis over the following 12 quarters, resulting in approximately 4 total years, subject to Mr. Ben Haim’s continued service, and an additional grant of performance-based RSUs covering the same number of shares as the grant of RSUs if earned (each such grant, a “Ben Haim Equity Award,” and such compensation changes as a whole, the “Ben Haim Compensation Changes”). The result of this structure is that 50% of the Ben Haim Equity Awards vest based solely on continued service and 50% have an additional performance requirement. The performance-based RSUs referred to in the prior sentence will vest only if the Company’s total shareholder return for 2024 is greater than the median total shareholder return for the companies in the 2024 compensation peer group – if the Company’s TSR is less than the median, no portion of the performance-based RSUs will be eligible to vest. Total shareholder return for the Company and each peer will be calculated as the volume-weighted average price for shares traded in December 2024, assuming any dividends paid in 2024 were reinvested, divided by the volume-weighted average price for shares traded in December 2023. If the applicable performance metric is achieved, 25% of the performance-based RSUs will vest on March 1, 2025, after which the performance-based RSUs will continue to vest on a quarterly basis over the following 12 quarters, subject to Mr. Ben Haim’s continued service. Each Ben Haim Equity Award will also be subject to the terms and conditions of the 2020 Plan and the terms of an award agreement to be issued to Mr. Ben Haim pursuant to the 2020 Plan.

Mr. Ben Haim is not compensated for his role as a director. All other employment terms shall remain unchanged. For further information on the compensation terms of Mr. Ben Haim, please see the section entitled “Executive Employment Agreements”.

In September 2020, we entered into an employment agreement with Mr. Ben Haim, including a change in control and severance agreement. Pursuant to the employment agreement, Mr. Ben Haim continues to serve as our Chief Executive Officer. For 2024, Mr. Ben Haim’s bonus eligibility will be determined on an annual basis and will not be paid unless the Company achieves target performance with respect to a predetermined performance parameter.

The shareholders vote on this matter is binding under Israeli law and not merely advisory. If this proposal is not approved by the affirmative vote of our shareholders, the Company will not be authorized to implement the Ben Haim Compensation Changes as described in this proxy statement.

The proposed Ben Haim Compensation Changes were approved by our compensation committee and board of directors, reflect Mr. Ben Haim’s experience and are based on a comprehensive compensation survey provided to our compensation committee and board of directors and the terms of our Compensation Policy. The proposed Ben Haim Compensation Changes are consistent with our Compensation Policy.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to approve the Ben Haim Compensation Changes with respect to Mr. Ben Haim, the Company’s Chief Executive Officer, as described in the Proxy Statement, dated April [•], 2024.”

Required Vote

The affirmative vote of the holders of a majority of the shares represented at the Annual General Meeting in person or by proxy and voting on the foregoing resolution is required.

Board Recommendation

Our board of directors recommends a vote “FOR” Proposal 3.

PROPOSAL NUMBER 4

TO APPROVE CHANGES TO THE COMPENSATION OF
YOAV LANDMAN, THE CHIEF TECHNOLOGY OFFICER OF THE COMPANY

Background

The Companies Law requires that the terms of service and employment of an executive who also serves as a director be approved by the company’s compensation committee, board of directors, and the shareholders of the company in that order.

Our compensation committee and board of directors have approved the terms of service and employment of Mr. Landman in accordance with the Companies Law. The proposed changes to Mr. Landman’s compensation were approved by first our compensation committee and second by the board of directors, while considering, among other factors, Mr. Landman’s performance and contribution to us in general, his experience, the terms of our Compensation Policy, and other factors as required by the Companies Law.

In accordance with our Compensation Policy, our compensation committee and board of directors reviewed a comprehensive benchmark analysis of peer companies, which also included a survey of compensation terms of 19 peer companies prepared by an independent compensation advisor, Compensia, in January 2024. The Company’s 2024 compensation peer group (such group is Alteryx, Appian, C3.ai, Digital Ocean Holdings, Elastic N.V., Fastly, Five9, GitLab, HashiCorp, Intapp, Jamf Holding, nCino, PagerDuty, Qualys, Rapid7, Semrush Holdings, Sprout Social, Tenable Holdings, Varonis Systems) was constructed with careful consideration and represents an appropriate comparison pool based on a peer group of other companies operating in technology sectors which are similar in their characteristics to the Company based on characteristics such as revenues, market capitalization, number of employees and operating arena (in Israel or globally). The criteria are used in the manner described below in the heading “Competitive Positioning” (e.g., revenues that are generally in the range of .5x to 3.0x our revenues, etc.) to determine which companies are similar. The peer group was approved by our compensation committee. According to such survey, Mr. Landman’s total compensation approximated the 15th percentile compared to the chief technology officer terms of the above-mentioned group of peer companies.

In accordance with and subject to our Compensation Policy, as part of a long-term retention plan and in light of Mr. Landman’s performance and contribution to the Company in the past years, it is proposed to approve the following amendments to Mr. Landman’s compensation arrangement as our Chief Technology Officer:

1.
an increase of Mr. Landman’s annual salary (inclusive of an annual travel allowance) by NIS 137,000 to NIS 1,387,000 from NIS 1,250,000, effective as of April 1, 2024 (the “Landman Base Salary Increase”), which is the equivalent of a $37,128 increase from $338,753 to $375,881 based on the 2023 average exchange rate of 3.690 NIS to 1.000 USD. Salary and bonus is paid in NIS and dollar equivalents are shown for illustrative purposes only; and
2.
approve the grant of a number of RSUs vesting that will be determined by dividing $1,750,000 by the average closing price of our stock for the 20 trading days ending on and including the day prior to the 2024 Annual General Meeting, 25% of which will become vested on June 1, 2025, after which the RSUs will continue to vest on a quarterly basis over the following 12 quarters, resulting in approximately 4 total years, subject to Mr. Landman’s continued service, and an additional grant of performance-based RSUs covering shares equal to 3/7th of the number of RSUs if earned (each such grant, a “Landman Equity Award,” and such compensation changes as a whole, the “Landman Compensation Changes”). The result of this structure is that 70% of the Landman Equity Awards vest based solely on continued service and 30% have an additional performance requirement. The performance-based RSUs referred to in the prior sentence will vest only if the Company’s total shareholder return for 2024 is greater than the median total shareholder return for the companies in the 2024 compensation peer group–if the Company’s TSR is less than the median, no portion of the performance-based RSUs will be eligible to vest. Total shareholder return for the Company and each peer will be calculated as the volume-weighted average price for shares traded in December 2024, assuming any dividends paid in 2024 were reinvested, divided by the volume-weighted average price for shares traded in December 2023. If the applicable performance metric is achieved, 25% of the performance-based RSUs will vest on March 1, 2025, after which the performance-based RSUs will continue to vest on a quarterly basis over the following 12 quarters, subject to Mr. Landman’s continued service. Each Landman Equity Award will also be subject to the terms and conditions of the 2020 Plan and the terms of an award agreement to be issued to Mr. Landman pursuant to the 2020 Plan.

Mr. Landman is an employee and director of the company. Mr. Landman is not compensated for his role as a director. All other employment terms shall remain unchanged.

In September 2020, we entered into an employment agreement with Mr. Landman, including a change in control and severance agreement. Pursuant to the employment agreement, Mr. Landman continues to serve as our Chief Technology Officer. Pursuant to certain compensation changes approved by the Company’s shareholders in May 2022, Mr. Landman’s employment agreement provides for an annual base salary the opportunity to receive bonuses with an annual target bonus amount of up to 60% of Mr. Landman’s annual base salary upon achievement of certain predetermined performance parameters, and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us. Mr. Landman’s employment agreement also provides that Mr. Landman will be eligible to receive reimbursements for certain travel expenses, in accordance with our expenses reimbursement policy.

The shareholders vote on this matter is binding under Israeli law and not merely advisory. If this proposal is not approved by the affirmative vote of our shareholders, the Company will not be authorized to implement the Landman Compensation Changes as described in this proxy statement.

The proposed Landman Compensation Changes were approved by our compensation committee and board of directors, reflect Mr. Landman’s experience and are based on a comprehensive compensation survey provided to our compensation committee and board of directors and the terms of our Compensation Policy. The proposed Landman Compensation Changes are consistent with our Compensation Policy.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to approve the Landman Compensation Changes with respect to Mr. Landman, the Company’s Chief Technology Officer, as described in the Proxy Statement, dated April [•], 2024.”

Required Vote

The affirmative vote of the holders of a majority of the shares represented at the Annual General Meeting in person or by proxy and voting on the foregoing resolution is required.

Board Recommendation

Our board of directors recommends a vote “FOR” Proposal 4.

PROPOSAL NUMBER 5

TO APPROVE THE CONSULTING AGREEMENT WITH
FREDERIC SIMON, THE DEPARTING CHIEF DATA SCIENTIST OF THE COMPANY

Background

The Companies Law requires that the terms of service and employment of an executive which also serves as a director be approved by the company’s compensation committee, board of directors, and the shareholders of the company in that order.

Mr. Simon will be departing as our Chief Data Scientist and transitioning to a part-time consultant as detailed below. Subject to approval by shareholders, Mr. Simon’s consultancy arrangement will become effective upon the Proposed Transition Date.

In September 2020, we entered into an employment agreement with Mr. Simon to serve as our co-founder and Chief Data Scientist, which includes a change in control and severance agreement. Pursuant to certain compensation changes approved by the Company’s shareholders in May 2022, Mr. Simon’s employment agreement provides for an annual base salary, the opportunity to receive bonuses with an annual target bonus amount of up to 60% of Mr. Simon’s annual base salary upon achievement of certain predetermined performance parameters, and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us. Mr. Simon’s employment agreement also provides that Mr. Simon will be eligible to receive reimbursements for certain travel expenses, in accordance with our expenses reimbursement policy.

After more than 15 years with the Company, Mr. Simon has advised the Company that he would like to transition away from his role as an employee of the Company. Mr. Simon plans to step down as the Chief Data Scientist of the Company as of June 5, 2024 (the “Proposed Transition Date”), but will remain a committed co-founder and director, dedicated to continuing to serve on our board of directors and aid the Company as a part-time consultant.

Under Israeli law, as required, on March 7, 2024, the compensation committee and the board of directors have approved Mr. Simon’s request to change his role from an employee to part-time consultant acting as special advisor to the CEO and Company, further detailed below, subject to the further approval of the Company’s shareholders. The board of directors approved the request of Mr. Simon to become a special advisor to the CEO and Company, in large measure as a result of its expectations with respect to Mr. Simon’s continuing contributions in the evolution of DevOps, security, AI and software development.

Additionally, Mr. Simon will remain a board member providing unique services to the board of directors and the CEO as an expert in DevOps, security, and AI.

For his services as a consultant, it is expected that Mr. Simon will receive a daily rate of pay of $1,600 for up to two days of consultancy per week. Mr. Simon’s employment agreement as described above will be terminated as of June 4, 2024, and subject to the approval of the shareholders, we will enter into a consulting agreement with Mr. Simon, effective as of June 5, 2024. Under the consulting agreement, Mr. Simon will provide us with the services described in the preceding two paragraphs as an independent contractor and not as an employee. The consulting agreement also contains provisions regarding confidentiality, non-competition and invention assignment, similar to those in the employment agreement, as well as provisions regarding term and termination (including a three-month advance notice of termination), warranties, relationship of parties and miscellaneous matters.

Separately, and in light of Mr. Simon’s special contribution to the board of directors of the Company, the terms of his existing equity compensation awards shall continue to vest according to the terms of the Company’s 2011 Israeli Share Option Plan.

Mr. Simon will receive no equity grants with respect to his board service until the 2025 Annual General Meeting. Until that time, his only compensation for serving on the board of directors will be a portion of $30,000 annual cash retainer, prorated to $17,083 for 2024 based on the period during 2024 that he did not serve as an employee. Assuming that Mr. Simon works two days per week as a consultant, the total cash compensation he would receive in 2024 for his consultancy and board service would be $113,083.

The shareholders vote on this matter is binding under Israeli law and not merely advisory. If this proposal is not approved by the affirmative vote of our shareholders, the Company will not be authorized to enter into the consultancy arrangement with Mr. Simon as described in this proxy statement.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to approve of the consulting agreement with Mr. Simon, Company’s departing Chief Data Scientist, as detailed in the Proxy Statement, dated April [•], 2024.”

Required Vote

The affirmative vote of the holders of a majority of the shares represented at the Annual General Meeting in person or by proxy and voting on the foregoing resolution is required.

Board Recommendation

Our board of directors recommends a vote “FOR” Proposal 5.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 15, 2024:

Name	Age	Position
Shlomi Ben Haim	54	Chief Executive Officer and Chairman of the Board
Eduard Grabscheid	50	Chief Financial Officer
Yoav Landman	52	Chief Technology Officer
Tali Notman	41	Chief Revenue Officer

For Mr. Ben Haim’s biography, see“Nominees for Director” and for Mr. Landman’s biography, see “Continuing Directors.”

Tali Notman

Ms. Notman has served as our Chief Revenue Officer since January 2019, Vice President, Sales from May 2015 to December 2018 and previously served as our Director of Sales from September 2012 to April 2015 and as our Customer and Community Relation Manager from June 2011 to September 2012. From December 2007 to September 2010, she was the Director of Human Resources at AlphaCSP. Ms. Notman holds a B.A. in Social Sciences and a Masters in Legal Studies from Bar-Ilan University, Israel.

Eduard Grabscheid

Mr. Grabscheid has served as our Chief Financial Officer since January 2024 and previously served as Vice President, Finance from August 2019 to December 2023. From January 2015 to July 2019, he was the Chief Financial Officer and Vice President of Finance at Atlona, Vice President of Finance at ServiceMax from 2014 to 2015, and Senior Director of Finance at Intermolecular from June 2011 to May 2014. Mr. Grabscheid holds a B.B.A. in Accounting from California State University, Fresno and an M.B.A. in Finance from San Jose State University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information regarding the fiscal year 2023 compensation program for our principal executive officer, our principal financial officer, and our remaining two executive officers at fiscal year-end who were our most highly-compensated executive officers (our “Named Executive Officers”). For fiscal year 2023, our Named Executive Officers were:

•
Shlomi Ben Haim, our Chief Executive Officer (“CEO”) and Chairman of our board of directors;
•
Tali Notman, our Chief Revenue Officer (“CRO”);
•
Jacob Shulman, our Chief Financial Officer (“CFO”);* and
•
Yoav Landman, our Chief Technology Officer (“CTO”).

* Jacob Shulman voluntarily terminated his employment on December 31, 2023.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal year 2023 and provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it discusses the process and result of the specific compensation decisions that our compensation committee and board of directors made for fiscal 2023 compensation for our Named Executive Officers. All determinations regarding the compensation of our Named Executive Officers were approved first by our compensation committee and second by our board of directors, pursuant to the terms of our Compensation Policy and the Companies Law. Compensation determinations with respect to our executive officers who are members of the board of directors, including Messrs. Ben Haim and Landman, were also approved by our shareholders pursuant to the terms of the Companies Law.

Executive Summary

Who We Are

JFrog’s vision is to power a world of continuously updated, version-less software – we call this Liquid Software.

We provide an end-to-end, hybrid, universal Software Supply Chain Platform that enables organizations to continuously and securely create and deliver software updates across any system. This platform is the critical bridge between software development and deployment of that software, paving the way for modern software supply chain management and software release processes. We enable organizations to build and release software faster and more securely while empowering developers, security teams and Machine Learning Operations teams to be more efficient.

Digital transformation has become an imperative for all organizations, and as such, organizations of all types and sizes are increasingly dependent upon software to better engage with their customers, partners, and employees. As a result, the continuous and trusted release of new software has become mission critical. An organization’s failure to keep software current or react to problems with timely software updates, whether feature oriented or security-demanded, can lead to lost revenue and reputational damage, and even threaten human safety and lives. We believe the end state of digital transformation is a non-stop, always-on, secure, continuous delivery of value to users, enabled by a world of version-less software.

DevOps and DevSecOps enables the software innovation that is driving digital transformation. The need for organizations to better serve their customers, partners, and employees through software is driving the demand for constant innovation of the software build and release workflow. As the pace and variety of software creation have increased, the domains of software “developers” and IT “operators” have converged, rapidly including “security” professionals. Since our inception, we have embraced the culture and methodologies of modern software development and delivered a platform that connects developers, security teams and operators, thus providing the foundation for DevOps and DevSecOps. These paradigms have become the approach modern digital organizations take to software development and operations, shortening, automating, securing and improving the software build and release workflow.

Software as it is written by a developer, in source code, cannot be deployed in a runtime environment. In order for software to run in production, source code is transformed into or packaged into executable binary files that can be understood by and run on a server or device. Organizations need tools that can turn source code and other resources into binary files, store, manage, and secure these binaries, and then create software packages, or combinations of one or more binary files, that can be released and deployed to runtime environments. Our platform is designed to universally manage and deploy all types of software packages, including machine learning models, within an organization, making it the system of record for an organization’s secure software release processes, often called the “database of DevOps.”

Fiscal Year 2023 Financial Highlights

Our 2023 performance showcases our solid execution across our strategic pillars, driving growth in the cloud, leveraging complete software supply chain capabilities, and enhancing our security offerings – all supported by our focused transition to enterprise sales while building an efficient business. Our fiscal year 2023 financial and business highlights included the following:

•
Revenue equaled $349.9 million, up 25% year-over-year.
•
GAAP Gross Profit was $272.8 million; Non-GAAP Gross Profit was $293.0 million.*
•
Operating Cash Flow was $74.2 million; Free Cash Flow of $72.2 million.*
•
Customers with greater than annual recurring revenue (“ARR”) of $100,000 increased to 886 customers as of December 31, 2023, compared with 736 as of December 31, 2022.**
•
Customers with greater than $1 million ARR increased to 37 customers as of December 31, 2023, up from 19 customers as of December 31, 2022.**
•
Net Dollar Retention rate for the trailing four quarters was 119%.**

•
Approximately 7,400 customers as of December 31, 2023, compared with 7,200 as of December 31, 2022.

* See Appendix A for a reconciliation of non-GAAP financial measures to the comparable GAAP measures.

** See Appendix B for explanations of operating metrics.

Executive Compensation Highlights

Consistent with the Companies Law, our Compensation Policy and compensation objectives, and following a review of data summarizing the competitive market environment and the other factors described below, our compensation committee and board of directors took the following key actions with respect to the compensation of our Named Executive Officers for and during fiscal year 2023:

•
Base Salaries – As part of the annual review of our executive compensation program, our compensation committee and board of directors determined that the base salary of our Named Executive Officers would remain unchanged during fiscal year 2023.
•
Target Bonus – As part of the annual review of our executive compensation program, our compensation committee and board of directors determined that the annual target bonus for our other Named Executive Officers would remain unchanged during fiscal year 2023.
•
Long-Term Incentive Compensation of Named Executive Officers – As part of the annual review of our executive compensation program, our compensation committee and board of directors granted long-term incentive compensation in the form of restricted stock unit (“RSU”) awards that may be settled for ordinary shares to each of our Named Executive Officers with aggregate grant date fair values of approximately $4.0 million with respect to Mr. Ben Haim, $4.0 million with respect to Ms. Notman, $5.0 million with respect to Mr. Shulman, and $2.0 million with respect to Mr. Landman. In addition, our compensation committee and board of directors granted a performance-based RSU award (“PSU”) to Mr. Ben Haim with a grant date fair value of approximately $2.6 million that would become eligible to vest based on the achievement of a total shareholder return target for 2023. The RSU and PSU awards granted to Mr. Ben Haim and RSU awards to Mr. Landman were approved by the compensation committee and the board of directors in March 2023 and took effect in May 2023 following approval by our shareholders pursuant to the Companies Law. The RSU awards granted to Ms. Notman and Mr. Shulman were approved by the compensation committee and the board of directors and took effect in May 2023. The compensation committee and the board of directors determined the size of each Named Executive Officer’s RSU awards based on consideration of the equity grant practices of the Company’s compensation peer group, as well as internal parity, scope and complexity of roles, experience, qualifications, skills and individual performance.

Relationship Between Pay and Performance

We strive to design our executive compensation program to balance the goals of attracting, motivating, rewarding and retaining our Named Executive Officers with the goal of promoting the interests of our stakeholders, such as our users, customers, employees, creditors, shareholders and other stakeholders. To ensure this balance and to motivate and reward individual initiative and effort, we seek to ensure that our program is designed so that a meaningful portion of our Named Executive Officers’ annual target total direct compensation is both “at-risk” and variable in nature. While we do not determine either “variable” or “fixed” pay for each Named Executive Officer with reference to a specific percentage of target total direct compensation, consistent with our “pay-for-performance” philosophy, generally, we seek to emphasize variable pay over fixed pay.

Generally, this philosophy is reflected in the target total direct compensation opportunities of our Named Executive Officers. In fiscal year 2023, the majority of the target total direct compensation granted to Mr. Ben Haim consisted of variable pay in the form of a target annual cash incentive award and long-term incentive compensation in the form of an RSU award that may be settled for ordinary shares. Fixed pay, primarily consisting of base salary, made up only approximately 6.7% of Mr. Ben Haim’s target total direct compensation, while variable pay, consisting of his target annual cash incentive award and long-term incentive compensation in the form of RSU awards, made up approximately 93.3% of his target total direct compensation.

In the case of Ms. Notman, and Messrs. Shulman and Landman, their target total direct compensation packages were similar to that of Mr. Ben Haim, consisting of “at risk” variable pay in the form of a target annual cash incentive award and long-term incentive compensation in the form of an RSU award that may be settled for ordinary shares. Given the modest levels of their base salaries, variable pay made up approximately 90.7%, 92.0% and 87.2% of the target total direct compensation of Ms. Notman, and Messrs. Shulman and Landman, respectively, on an annualized basis.

As we continue to mature as a public company, we believe that the compensation elements provided to all of our Named Executive Officers will continue to emphasize “at risk” and variable pay that should enable us to provide a balanced set of incentives for our Named Executive Officers to meet our business objectives and drive long-term growth.

Our Compensation Policy

Due to our unique position as an Israeli company with an extensive global footprint, we aim to adopt compensation policies and practices that match those of similar global companies, but we must also comply with applicable Israeli law, including the requirement that Israeli publicly traded companies adopt a compensation policy which is brought for shareholders’ approval and contains certain limits on elements of compensation. All of our executive compensation decisions have been consistent with that policy.

As approved by our shareholders, and as required by the Companies Law, we have adopted a compensation policy regarding the terms of office and employment of our “office holders,” including cash compensation, equity-based awards, releases from liability, indemnification and insurance, severance and other benefits. An office holder is defined in the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of such person’s title, a director and any other manager directly subordinate to the general manager. Each of the Named Executive Officers is an “office holder” within the meaning of the Companies Law.

Our Compensation Policy, which came into effect immediately upon the closing of our initial public offering, is designed to promote retention and motivation of directors and executive officers, incentivize superior individual excellence, align the interests of our directors and executive officers with our long-term performance, and provide a risk management tool. To that end, a portion of an executive officer’s compensation package is targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. On the other hand, our Compensation Policy includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm us in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer, and minimum vesting periods for equity-based compensation.

Our Compensation Policy also addresses our executive officers’ individual characteristics (such as his or her respective position, education, scope of responsibilities, and contribution to the attainment of our goals) as the basis for compensation variation among our executive officers and considers the internal ratios between compensation of our executive officers and directors and other employees. Pursuant to our Compensation Policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses, and other cash bonuses (such as a signing bonus and special bonuses with respect to any special achievements, such as outstanding personal achievement, outstanding personal effort, or outstanding company performance), equity-based compensation, benefits, and retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary.

An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to our executive officers other than our Chief Executive Officer will be based on performance objectives and a discretionary evaluation of the executive officer’s overall performance by our Chief Executive Officer and subject to minimum thresholds. The annual cash bonus that may be granted to executive officers other than our Chief Executive Officer may alternatively be based entirely on a discretionary evaluation. Furthermore, our Chief Executive Officer will be entitled to approve performance objectives for executive officers who report to him. The performance objectives and the weight to be assigned to each achievement in the overall evaluation will be based on overall company performance measures, which may be based on actual financial and operational results, such as (but not limited to) revenues, operating income and cash flow, and may further include divisional or personal objectives, which may include operational objectives, such as (but not limited to) market share, initiation of new markets and operational efficiency, customer focused objectives, project milestones objectives and investment in human capital objectives, such as employee satisfaction, employee retention and employee training and leadership programs.

The measurable performance objectives of our Chief Executive Officer will be determined annually by our compensation committee and board of directors. A portion of the Chief Executive Officer’s annual cash bonus may be based on a discretionary evaluation of the Chief Executive Officer’s overall performance by our compensation committee and board of directors, based on quantitative and qualitative criteria. The measurable performance (which include the objectives and the weight to be assigned to each achievement in the overall evaluation) will be based on overall company performance measures, which may be based on company and personal objectives. Company objectives may include actual financial and operational results, such as (but not limited to) revenues, sales, operating income, cash flow or our annual operating plan and long-term plan.

The equity-based compensation under our Compensation Policy for our executive officers (including members of our board of directors) is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with our long-term interests and those of our shareholders and to strengthen the retention and the motivation of executive officers in the long term. Our Compensation Policy provides for executive officer compensation in the form of share options or other equity-based awards, such as restricted shares and restricted share units, in accordance with our share incentive plan then in place. All equity-based incentives granted to executive officers shall be subject to vesting periods in order to promote long-term retention of the awarded executive officers. The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role, and the personal responsibilities of the executive officer.

In addition, our Compensation Policy contains compensation recovery, or clawback provisions, in the event of an accounting restatement, provisions which allow us under certain conditions to recover bonuses, bonus compensation or performance-based equity compensation paid in excess, enable our Chief Executive Officer to approve an immaterial change in the terms of employment of an executive officer who reports directly him (provided that the changes of the terms of employment are in accordance with our Compensation Policy) and allow us to exculpate, indemnify, and insure our executive officers and directors to the maximum extent permitted by Israeli law, subject to certain limitations set forth therein.

Our Compensation Policy also provides for compensation to the members of our board of directors either (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director) of 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel) of 2000, as such regulations may be amended from time to time, or (ii) in accordance with the amounts determined in our Compensation Policy.

Under the Companies Law, our Compensation Policy will initially remain in effect for a term of five years (i.e., until August 30, 2025, unless amended earlier), and thereafter, our Compensation Policy will be re-approved at least once every three years.

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our Compensation Policy, executive compensation programs and practices. The compensation committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during fiscal year 2023:

What We Do:

•
Compensation Policy Adoption. The compensation committee and the board of directors adopts a compensation policy that is approved by shareholders.
•
Independent Compensation Committee. The compensation committee is composed solely of independent directors who determine our compensation policies and practices and who have established effective means for communicating with our shareholders regarding their executive compensation views and concerns, as described in this proxy statement.
•
Periodic Executive Compensation Review. The compensation committee reviews and, together with the Board, approves our compensation strategy periodically, including a review of our compensation peer group used for comparative purposes.
•
Maintain Independent Compensation Advisor. The compensation committee has engaged Compensia, a nationally-recognized compensation consulting firm to advise it on executive compensation matters. Compensia performed no services for the company other than those performed at the direction of the compensation committee.

•
Compensation At-Risk. Our executive compensation program is designed so that in setting or recommending our Named Executive Officers’ compensation in a given year, the compensation committee considers whether a sufficient portion of their compensation is “at risk” based on corporate performance to align the interests of our Named Executive Officers and shareholders.
•
Multi-Year Vesting Requirements. The annual equity awards granted to our Named Executive Officers vest over multi-year periods, consistent with current market practice and our retention objectives.
•
Only “Double-Trigger” Change-in-Control Arrangements. Under our severance arrangements with our Named Executive Officers, there are no payments made only because of the occurrence of a change-in-control. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid).
•
Health or Welfare Benefits. Our Named Executive Officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other employees in the country of their employment.
•
Succession Planning. The Board and the compensation committee review the risks associated with our executive officer positions to ensure adequate succession plans are in place, including prioritizing key executives and their impact on the continuity of the Company.

What We Don’t Do:

•
No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, any special retirement plans, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all employees in the country in which they work. Our Named Executive Officers located in the United States are eligible to participate in our Section 401(k) plan on the same basis as our other employees in the United States.
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No “Golden Parachute” Tax Payments on Change-in-Control Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company that our Named Executive Officers might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code (the “Code”).
•
No Hedging or Pledging of our Securities. We prohibit our employees, including our officers, and the members of the Board from engaging in hedging transactions or pledging our securities as collateral for a loan or holding our securities in a margin account.

Executive Compensation Philosophy and Objectives

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. We strive to provide an executive compensation program that is competitive, rewards achievement of our business objectives and aligns our Named Executive Officers’ interests with those of our shareholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

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provide market competitive compensation and benefit levels that will attract, motivate, reward and retain a highly talented team of executives within the context of responsible cost management;
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establish a direct link between our financial and operational results and strategic objectives and the compensation of our executives;
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align the interests and objectives of our executives with those of our shareholders by linking their long-term incentive compensation opportunities to shareholder value creation and their cash incentives to our annual performance; and
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offer total compensation opportunities to our executives that, while competitive, are internally consistent and fair.

We structure the annual compensation of our Named Executive Officers using base salary and long-term incentive compensation in the form of equity awards. In addition, each of our Named Executive Officers are eligible to earn annual cash incentive awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our Named Executive Officers and shareholders and to link pay with performance.

We have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. As described below, the compensation committee and the board of directors consider a variety of factors in determining the appropriate yearly mix among such compensatory elements, including our compensation philosophy and the value of unvested equity awards granted previously. All compensation decisions by our compensation committee and board of directors with respect to our Named Executive Officers conform to the requirements of our Compensation Policy and the Companies Law.

Compensation-Setting Process

Limitations Under Our Current Compensation Policy Designed to Reduce Excessive Risk-Taking

As discussed above, our Compensation Policy includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm us in the long-term, including the following limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer, and minimum vesting periods for equity-based compensation:

•
The maximum annual cash bonus that an executive officer, other than the CEO, will be entitled to receive for any given calendar year will not exceed 200% of such executive officer’s annual base salary. The maximum annual cash bonus that the CEO will be entitled to receive for any given calendar year will not exceed 250% of his annual base salary.
•
With respect to equity-based compensation issued to our executive officers, the total fair market value of such compensation at the time of grant shall not exceed: (i) with respect to the CEO, the higher of (A) 500% of his annual base salary, or (B) 0.50% of the Company’s fair market value, and (ii) with respect to each of the other executive officers, the higher of (A) 300% of his or her annual base salary or (B) 0.35% of the Company’s fair market value.
•
Pursuant to the Compensation Policy, the value of the total annual bonus and equity-based compensation opportunity of an executive officer shall not exceed 95% of the value of the total compensation package of such executive officer on an annual basis, as determined based on the accounting principles used by the Company for its financial statements or such other method as determined by the compensation committee or the board of directors.
•
Unless determined otherwise in a specific award agreement approved by the compensation committee and the board of directors, grants to executive officers other than non-employee directors shall vest over a period of between one and five years, or based on performance.

Role of the Compensation Committee and the Board

In accordance with the Companies Law, the decisions with respect to fiscal year 2023 executive officer compensation, including the compensation of our Named Executive Officers, are governed by our Compensation Policy for directors and officers, and made by the compensation committee and the board of directors, with input from our CEO (except with respect to his own compensation) and Compensia, an independent compensation consultant within the meaning of the rules of the SEC and Nasdaq.

The compensation committee believes our CEO has valuable insight into the day-to-day contributions of our executive officers, and solicits the advice and input from him with respect to performance objectives under our annual bonus plan and target compensation levels for our executive officers, including our Named Executive Officers. Our CEO does not provide input on his own compensation, which is determined by the compensation committee and the board of directors in accordance with the Compensation Policy and the Companies Law. Other factors the compensation committee and the board of directors consider in setting executive compensation include one or more of the following: individual performance and skills, management input, internal relative alignment of compensation levels, anticipated future contributions to our company, and the judgment and experience of the members of the compensation committee and the board of directors.

In carrying out its responsibilities, the compensation committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and reviews the performance of our Named Executive Officers when making decisions and recommendations with respect to their compensation.

The compensation committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available in the “Investor Relations” section of our website, which is located at investors.jfrog.com by clicking on “Governance Documents” under “Governance.”

The compensation committee retains a compensation consultant, currently Compensia, to provide support in its review and assessment of our executive compensation program; however, the compensation committee exercises its own judgment in making its decisions and recommendations with respect to the compensation of our Named Executive Officers. At the request of the compensation committee, the compensation consultant provides an assessment of the competitiveness of our executive compensation program as compared with our competitors, and the compensation committee uses this assessment as one of several factors in approving target levels of compensation for each executive officer.

Setting Target Total Direct Compensation

Each year, the compensation committee conducts an annual review of the compensation arrangements of our Named Executive Officers, typically during the first quarter of the fiscal year. As part of this review, the compensation committee evaluates the base salary levels and long-term incentive compensation of our Named Executive Officers, as well as the annual cash incentive awards for our Named Executive Officers, and all related performance criteria.

The compensation committee does not establish a specific target for formulating the target total direct compensation of our Named Executive Officers. In making decisions and recommendations about the compensation of our Named Executive Officers, the members of the compensation committee are initially presented with a competitive market analysis prepared by its compensation consultant based on data gathered from the companies in our compensation peer group and considerations from broader executive compensation trends for its review and consideration. Drawing on this data, the members of the compensation committee then apply their professional experience to consider the following factors as applicable:

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our executive compensation program objectives;
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our performance against the financial, operational and strategic objectives established by the compensation committee and the board of directors;
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each individual Named Executive Officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly-situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
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the scope of each Named Executive Officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
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the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team;
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the potential of each individual Named Executive Officer to contribute to our long-term financial, operational and strategic objectives;
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our CEO’s compensation relative to that of our other Named Executive Officers, and compensation parity among our Named Executive Officers;
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the compensation practices of our compensation peer group and broader executive compensation trends and the positioning of each Named Executive Officer’s compensation in a ranking of executive officer compensation levels based on an analysis of competitive market data; and

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the recommendations of our CEO with respect to the compensation of our Named Executive Officers (except with respect to his own compensation).

These factors provide the framework for compensation decision-making regarding the compensation opportunity for each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The compensation committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions and recommendations. The members of the compensation committee consider this information in view of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each Named Executive Officer and business judgment in making their decisions and recommendations.

The compensation committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions and recommendations with respect to our Named Executive Officers. Instead, in making its determinations, the compensation committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, as well as from more broad-based compensation surveys to gain a general understanding of market compensation levels.

Role of Management

In discharging its responsibilities, the compensation committee works with members of our management, including our CEO. Our management assists the compensation committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The compensation committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation and other compensation-related matters for our Named Executive Officers (except with respect to his own compensation) based on his evaluation of their performance for the prior year.

The compensation committee reviews and discusses such proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our Named Executive Officers. Our CEO also attends meetings of the Board and the compensation committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

Role of the Compensation Consultant

The compensation committee has the authority to retain an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the compensation committee and its chair, and serves at the discretion of the compensation committee, which reviews the engagement annually.

In fiscal year 2023, the compensation committee engaged Compensia to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our Named Executive Officers, and with the data analysis and selection of the compensation peer group.

During fiscal year 2023, Compensia attended meetings of the compensation committee as requested and provided various services including the following:

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the review, analysis and updating of our compensation peer group;
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the review and analysis of the base salary levels, target annual cash incentive awards and long-term incentive compensation of our Named Executive Officers against competitive market data based on the companies in our compensation peer group and/or selected broad-based compensation surveys;
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an assessment of executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;

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assisting in the risk assessment of our compensation programs; and
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support on other ad hoc matters throughout the year.

The terms of Compensia’s engagement includes reporting directly to the compensation committee chair. Compensia also coordinated with our management for data collection and job matching for our executive officers. In fiscal year 2023, Compensia performed no services for the company other than those performed at the direction of the compensation committee.

The compensation committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services and the fees associated with the services provided during fiscal year 2023. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Section 5605(d)(3) of the Nasdaq Stock Market Listing Rules relating to the independence of the compensation committee’s compensation advisors and such other factors as were deemed relevant under the circumstances, the compensation committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.

Competitive Positioning

The compensation committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization and industry focus. The competitive data drawn from this compensation peer group is one of several factors that the compensation committee considers in making its decisions and recommendations with respect to the compensation of our Named Executive Officers.

The compensation peer group for fiscal year 2023, which was developed in February 2023 with the assistance of Compensia to analyze the compensation of our Named Executive Officers, was composed of publicly-traded technology companies against which we compete for executive talent. This peer group was used to assess performance for Mr. Ben Haim’s 2023 PSU, but the compensation peer group identified in Proposal 3 above was used for assessing pay. In identifying and selecting the companies for the compensation peer group, Compensia considered the following primary criteria:

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publicly-traded U.S.-based software companies identified on a national basis;
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similar revenues – within a range of ~0.5x to ~3.0x our trailing four fiscal quarters’ revenue (subject to certain exceptions for companies with similar businesses, revenue growth and certain other factors); and
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similar market capitalization – within a range of ~0.5x to ~3.0x our then-market capitalization based on a 30-day trading average (subject to certain exceptions for companies with similar businesses, revenue growth and certain other factors).

After consultation with Compensia, the compensation committee approved the following compensation peer group for use when making its fiscal year 2023 executive compensation decisions:

Alteryx	GitLab	Sprout Social
Appian	HashiCorp	Sumo Logic
C3.ai	KnowBe4	Tenable Holdings
Elastic	nCino	Varonis Systems
Everbridge	PagerDuty
Fastly	Qualys
Five9	Rapid7

The compensation committee used data gathered by Compensia from the public filings of the companies in our compensation peer group, as well as data from custom data cuts drawn from the Radford Global Technology Survey database that are similar to us in revenue, market capitalization and industry for purposes of providing additional perspective in the case of executive positions where the compensation peer group offered a limited number of relevant data points. This data permitted us to evaluate the competitive market when determining the total direct compensation packages for our Named Executive Officers, including base salary, target annual cash incentive awards and long-term incentive compensation.

The compensation committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

Compensation Elements

Our executive compensation program consists principally of base salary and long-term incentive compensation in the form of equity awards. In addition, each of our Named Executive Officers are also eligible to receive target annual cash incentive awards.

Base Salary

Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each Named Executive Officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.

Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience and the base salaries of our other executive officers. Thereafter, the compensation committee reviews the base salaries of our Named Executive Officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary), and makes adjustments (other than with respect to our CEO) that it determines are reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion and market conditions.

An amendment to an existing arrangement with an office holder who is not the CEO, or a director requires the approval of our compensation committee and board of directors, if the amendment is consistent with the company’s compensation policy; otherwise the approval of the shareholders shall also be required. However, according to regulations promulgated under the Companies Law, an amendment to an existing arrangement with an office holder (who is not a director) who is subordinate to the CEO shall not require the approval of the compensation committee and board of directors if (i) the amendment is approved by the CEO and the company’s compensation policy provides that a non-material amendment to the terms of service of an office holder (other than the CEO) may be approved by the CEO and (ii) the engagement terms are consistent with the company’s compensation policy. Our Compensation Policy allows for the CEO’s approval of immaterial amendments to agreements with executive officers (other than the CEO).

Under the Companies Law, the compensation of a public company’s Chief Executive Officer is required to be approved by: (i) the company’s compensation committee; (ii) the company’s board of directors, and (iii) the company’s shareholders (by a special majority vote as required by the Companies Law). However, if the shareholders of the company do not approve the compensation arrangement with the CEO, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and board of directors provide a detailed report for their decision. The approval of each of the compensation committee and board of directors should be in accordance with the company’s stated compensation policy; however, in special circumstances, they may approve compensation terms of a CEO that are inconsistent with such policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval was obtained (by a special majority vote as required by the Companies Law). In addition, the compensation committee may waive the shareholder approval requirement with regards to the approval of the engagement terms of a candidate for the CEO position, if they determine that the compensation arrangement is consistent with the company’s stated compensation policy and that the CEO did not have a prior business relationship with the company or a controlling shareholder of the company and that subjecting the approval of the engagement to a shareholder vote would impede the company’s ability to employ the CEO candidate. In the event that the CEO also serves as a member of the board of directors, his or her compensation terms as CEO will be approved in accordance with the rules applicable to approval of compensation of directors (i.e., shareholders’ approval will be required).

In March 2023, the compensation committee reviewed the base salaries of our Named Executive Officers employed by the Company at such time. Based on the compensation committee’s review, our compensation committee and board of directors determined that the base salary of each of our Named Executive Officers should be increased to be more competitive with the base salaries of similarly-situated executives at companies of comparable size and stage of maturity. In making these decisions, our compensation committee and board of directors took into consideration a competitive market analysis prepared by Compensia, the recommendations of our CEO (except with respect to his own base salary) and the current retention risks and challenges facing us, as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Subsequently, our shareholders approved the increase in the base salary of Messrs. Ben Haim and Landman in May 2023 at our annual shareholder meeting. The base salary increases for each of our Named Executive Officers took effect on April 1, 2023.

The base salaries of our incumbent Named Executive Officers as determined in February for fiscal year 2023 were as follows. The base salary for each Named Executive Officer was effective April 1, 2023.

Named Executive Officer	Fiscal Year 2022 Base Salary ($)	Fiscal Year 2023 Base Salary ($)	Percentage Change
Shlomi Ben Haim	500,000	500,000	0.00%
Tali Notman	460,000	460,000	0.00%
Jacob Shulman	460,000	460,000	0.00%
Yoav Landman(1)	320,865	320,865	0.00%

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(1)
Mr. Landman’s base salary is paid as a fixed amount in NIS. For comparative purposes, his base salary for both 2023 and 2022 was converted into United States Dollars (“USD”) at an exchange rate of 3.690 NIS for each 1.000 USD, which was the average exchange rate in effect for fiscal year 2023.

The base salaries paid to our Named Executive Officers during fiscal year 2023 are set forth in “Executive Compensation Tables—2023 Summary Compensation Table” below.

Annual Cash Incentives

The Compensation Policy enables our compensation committee and board of directors to provide cash incentive awards to selected employees, including our Named Executive Officers, based upon our actual achievement as measured against performance metrics established by the compensation committee. The compensation committee and board of directors believe that the financial performance measures used in the Compensation Policy contribute to driving the creation of long-term stakeholder value, including shareholder value, and play an important role in influencing the performance of our Named Executive Officers, who are most directly responsible for our overall success. Incentive cash bonuses are entirely performance-based, are not guaranteed, and may vary materially from year-to-year.

Typically, our compensation committee and board of directors, with input from our CEO (except with respect to his own cash bonus opportunity), establishes cash bonus opportunities under the Compensation Policy pursuant to an annual cash bonus plan that measures and rewards our executive officers for our actual corporate and individual performance over our fiscal year. The cash bonus plan is designed to pay below-target bonuses when we do not achieve our objectives and above-target bonuses when we exceed our objectives.

In March and May 2023, our compensation committee and board of directors determined to award cash bonus opportunities to our executive officers, including our Named Executive Officers, pursuant to the cash bonus plan for 2023 (the “Fiscal Year 2023 Bonus Plan”). Under the Fiscal Year 2023 Bonus Plan, our compensation committee and board of directors had the authority to select the performance measures and related target levels applicable to the annual cash bonus opportunities for our executive officers, subject to the terms of the Compensation Policy and the Companies Law.

Target Annual Cash Incentive Award Opportunities

For fiscal year 2023, the target annual cash bonus opportunities for each of our Named Executive Officers under the Fiscal Year 2023 Bonus Plan, were as follows:

Named Executive Officer	Annual Base Salary for 2022 ($)	Annual Base Salary for 2023 ($)	Target Bonus Opportunity for 2022 (as a percentage of base salary)	Target Bonus Opportunity for 2023 (as a percentage of base salary)	Target Bonus Opportunity for 2022(1) ($)	Target Bonus Opportunity for 2023(1) ($)	Percentage Point Increase in Target Bonus Opportunity from 2022 to 2023 (as a percentage of base salary)
Shlomi Ben Haim	500,000	500,000	75%	75%	348,750	375,000	8%
Tali Notman	460,000	460,000	100%	100%	445,000	460,000	3%
Jacob Shulman	460,000	460,000	60%	60%	270,900	276,000	2%
Yoav Landman(2)	320,865	320,865	60%	60%	190,162	192,519	1%

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(1)
This amount is calculated with respect to each Named Executive Officer as 25% based on the year prior to the listed year’s base salary and target bonus opportunity and 75% based on the listed year’s base salary and target bonus opportunity. Accordingly, the incremental increase of each Named Executive Officer’s Target Bonus Opportunity for 2023 over 2022 reflects the upward adjustment to each Named Executive Officer’s annual base salary that occurred in 2022.
(2)
Mr. Landman’s base salary is paid as a fixed amount in NIS. For comparative purposes, his base salary for 2023, 2022 and 2021 was converted into USD at an exchange rate of 3.690 NIS for each 1.000 USD, which was the average exchange rate in effect for fiscal year 2023. Base salary for 2021 was used to compute the “Target Bonus Opportunity for 2022” in the table.

For purposes of the Fiscal Year 2023 Bonus Plan, target annual cash incentive awards were to be based upon a specific percentage of each eligible Named Executive Officer’s annual base salary. In March and May 2023, as part of its annual review of our executive compensation program, the compensation committee reviewed the target annual cash incentive award opportunities of each Named Executive Officer. The compensation committee and board of directors determined that the target annual cash incentive award opportunity of each Named Executive Officer other than Mr. Ben Haim remain at the level set for fiscal year 2022. The compensation committee and board of directors determined that the target annual cash incentive award opportunity for Mr. Ben Haim remained unchanged, but its payment is contingent upon JFrog’s achievement of a target level of net new annual recurring revenue, effective as of April 1, 2023. Subsequently, our shareholders approved the target annual cash incentive award opportunity of Mr. Ben Haim in May 2023 at our annual shareholder meeting.

In determining to change the approach for Mr. Ben Haim’s target annual cash incentive award opportunity and in making the decisions for the target annual cash incentive award opportunities of the other Named Executive Officers, our compensation committee and board of directors took into consideration a competitive market analysis prepared by Compensia, the recommendations of our CEO (except with respect to his own target annual cash incentive opportunity) and the current retention risks and challenges facing us, as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above.

Under the Fiscal 2023 Bonus Plan, the target annual cash bonus opportunities of our executive officers, including the Named Executive Officers, were weighted 100% on corporate financial objectives. The compensation committee and board of directors determined this allocation to be appropriate to focus our executive officers on our short-term financial objectives as reflected in our annual operating plan while, at the same time, recognizing their contributions to the achievement of these objectives and the successful execution of their individual roles and responsibilities.

Corporate Performance Metrics

For purposes of the Fiscal Year 2023 Bonus Plan, the sole corporate performance measure was based on net new annual recurring revenue (see Appendix B for a description of this operating metric) with corporate performance targets measured both quarterly and annually. The compensation committee and board of directors believed this performance measure was appropriate for our business given the criticality of company growth in 2023, our third full year as a public company, which it believes most directly influences long-term shareholder value. At the same time, the compensation committee established target performance levels for this measure that it believed to be challenging, but attainable, through the successful execution of our annual operating plan.

Each of our Named Executive Officers other than Mr. Ben Haim was eligible to receive 75% of their annual target bonus opportunity under the Fiscal Year 2023 Bonus Plan based on achievement of quarterly net new annual recurring revenue goals. The payment amount for each fiscal quarter was generally to be calculated as a percentage of each such Named Executive Officer’s target bonus amount based on the degree to which the applicable quarterly net new annual recurring revenue target was achieved for such quarter, provided that the four quarterly portions of each such Named Executive Officer’s annual target bonus opportunity could not exceed 75% of the annual target bonus opportunity. There was no threshold or maximum level of achievement. By way of example, if the quarterly net new annual recurring revenue target was achieved at the 50% level of attainment with respect to a quarter, each Named Executive Officer’s payment amount with respect to such quarter would be approximately equal to the product of (i) 50% (representing the level of attainment) multiplied by (ii) the Named Executive Officer’s annual target bonus opportunity, multiplied by (iii) a percentage equal to quarterly net new annual recurring revenue target as a percentage of the total annual net new annual recurring revenue target, multiplied by (iv) 75% (representing that the four quarterly portions of the annual target bonus opportunity could not exceed 75% of the annual target bonus opportunity). Bonus amounts under the Fiscal Year 2023 Bonus Plan based on achievement of our quarterly net new recurring revenue goals were calculated quarterly and distributed to our executive officers, including our Named Executive Officers (other than Mr. Ben Haim), following the end of each fiscal quarter.

Each of our Named Executive Officers other than Mr. Ben Haim was eligible to receive 25% of their annual target bonus opportunity under the Fiscal Year 2023 Bonus Plan based on achievement of the net new annual recurring revenue goal. The payment amount for such annual goal was generally to be calculated as a percentage of each such Named Executive Officer’s target bonus amount based on the degree to which the net new annual recurring revenue target was achieved for fiscal 2023, less any amounts already paid due to achievement of quarterly net new annual recurring revenue targets. There was no threshold or maximum level of achievement. By way of example, if the net new annual recurring revenue target was achieved at the 50% level of attainment with respect to fiscal year 2023, each Named Executive Officer’s payment amount would be approximately equal to the sum of (i) 50% (representing the level of attainment) multiplied by (ii) the Named Executive Officer’s annual target bonus opportunity, less (iii) the amounts already paid to the Named Executive Officer based on achievement of quarterly net new annual recurring revenue targets.

Mr. Ben Haim was eligible to receive 100% of his annual target bonus opportunity under the Fiscal 2023 Bonus Plan based on achievement of the net new annual recurring revenue goal. The payment amount for such annual goal was generally to be calculated as a percentage of Mr. Ben Haim’s target bonus amount based on the degree to which the net new annual recurring revenue target was achieved for fiscal year 2023. The threshold level of achievement was the target level of achievement, and there was no maximum level of achievement. Bonus amounts under the Fiscal Year 2023 Bonus Plan based on achievement of our net new annual recurring revenue goal were calculated and distributed to our executive officers, including our Named Executive Officers (other than Mr. Ben Haim), following the end of fiscal 2023.

2023 Performance Results and Decisions

For fiscal year 2023, the overall level of achievement of the Company’s net new annual recurring revenue goal was approximately 98%, with quarterly levels of achievement of 125% for the first quarter, 90% for the second quarter, 109% for the third quarter, and 76% for the fourth quarter, respectively. Consequently, the achievement of the corporate performance metrics for fiscal year 2023 generated a payout percentage of approximately 98% of the target annual cash incentive award opportunity, except with respect to Shlomi Ben Haim. Consistent with his 2023 annual cash incentive award opportunity, Shlomi Ben Haim did not receive an annual cash incentive award for fiscal year 2023 because we did not achieve our target level of net new annual recurring revenue. This resulted in the total annual cash incentive awards paid to our Named Executive Officers for fiscal year 2023 set forth below in “Executive Compensation Tables—2023 Summary Compensation Table.”

Long-Term Incentive Compensation

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our ordinary shares and, thereby, to align their interests with the interests of our stakeholders. The realized value of these equity awards bears a direct relationship to our ordinary share price, and, therefore, these awards are an incentive for our Named Executive Officers to create value for our shareholders. Equity awards also help us retain our Named Executive Officers in a highly competitive market and as such contribute to the long-term value creation for all our shareholders.

For 2023, we primarily used RSU awards with time-based vesting requirements that may be settled for ordinary shares to motivate, reward and retain our Named Executive Officers for long-term increases in the value of our ordinary shares. The compensation committee and board of directors believe that because RSU awards have value to the recipient even in the absence of ordinary share price appreciation, we are able to incentivize and retain our Named Executive Officers using fewer ordinary shares than would be necessary if we used stock options to provide an equity stake in the Company. Since the value of RSU awards increases or decreases with any increase or decrease in the value of the underlying ordinary shares, RSU awards also provide incentives to our Named Executive Officers that are aligned with the interests of our stakeholders. For 2023, as described below, 50% of Mr. Ben Haim’s equity awards had a performance requirement. For 2024, we expanded the use of performance-based equity awards to our other Named Executive Officers with a split of 70% time-based and 30% performance-based for Named Executive Officers other than Mr. Ben Haim.

Subject to the Companies Law, to date, our compensation committee and board of directors have not applied a rigid formula in determining the size of the equity awards to be granted to our Named Executive Officers as part of our annual focal review of equity awards (all subject to the ratio limitation within our Compensation Policy). Instead, in making these decisions, our compensation committee and board of directors have exercised their judgment as to the amount of the awards after considering the unvested equity holdings of each Named Executive Officer and the ability of these unvested holdings to satisfy our retention objectives, as well as the fierce market for senior executive talent in the San Francisco Bay Area and Israel. In addition, in granting equity awards to all of our employees, including our Named Executive Officers, our compensation committee and board of directors consider the proportion of our total ordinary shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group and other recently-public technology companies with which the members of our compensation committee and board of directors are familiar, the potential economic and voting power dilution to our shareholders in relation to the median practice of the companies in our compensation peer group and other recently-public technology companies and the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above.

Annual Equity Awards

In March 2023, as part of its annual review of our executive compensation program, and after taking into consideration a competitive market analysis prepared by Compensia and the recommendations of our CEO (except with respect to his own equity award), as well as the factors described in the preceding paragraph, our compensation committee and board of directors determined that equity awards should be granted to each of our Named Executive Officers in the form of RSU awards with time-based vesting requirements that may be settled for ordinary shares and to Mr. Ben Haim in the form of PSU awards which will be eligible to vest if JFrog’s total shareholder return for 2023 was greater than the median of the total shareholder return for its compensation peer group at the time. If JFrog’s total shareholder return did not meet that goal, no portion of the PSU awards would be eligible to vest. Accordingly, Mr. Ben Haim, Ms. Notman, and Messrs. Shulman and Landman each received an RSU award with time-based vesting requirements that may be settled for ordinary shares with a grant date fair value of approximately $4.0 million, $4.0 million, $5.0 million, and $2.0 million, respectively. Mr. Ben Haim received a PSU award with a grant date fair value of approximately $2.6 million. The RSU and PSU awards were all granted following our May 2023 annual shareholder meeting (with Messrs. Ben Haim and Landman’s awards granted following approval by shareholders).

Each RSU award will vest over a four-year period with 25% of the total original number of shares subject to the applicable RSU award vesting on the one-year anniversary of the applicable vesting commencement date and the remainder vesting ratably thereafter on designated vesting dates over the following three years in accordance with our equity grant practices, subject to the Named Executive Officer’s continued service through each vesting date. The PSU Award granted to Mr. Ben Haim was only eligible to vest if our total shareholder return for 2023 was greater than the median of the total shareholder return for the companies in our 2023 compensation peer group, calculated as the volume-weighted average price for shares traded in December 2023, assuming any dividends paid in 2023 were reinvested, divided by the volume-weighted average price for shares traded in December 2022. As we achieved the total shareholder return performance goal under the PSU Award, 25% of the total original number of shares subject to the PSU Award vested on March 1, 2024, and the PSU Award will continue to vest on a quarterly basis over the following three years, subject to Mr. Ben Haim’s continued service through each vesting date.

The compensation committee and board of directors believed that these RSU and PSU awards would help us to achieve our incentive and retention objectives and generally aligned with market practice among similarly situated executives at the companies in our compensation peer group.

The equity awards granted to our Named Executive Officers for fiscal year 2023 were as follows:

Named Executive Officer	2023 RSU Awards (number of shares)	2023 RSU Awards (approximate aggregate grant date fair value)	2023 PSU Awards (number of shares)	2023 PSU Awards (approximate aggregate grant date fair value)
Shlomi Ben Haim	174,596	$4.0 million	174,596	$2.6 million
Tali Notman	174,596	$4.0 million	—	—
Jacob Shulman	218,245	$5.0 million	—	—
Yoav Landman	87,298	$2.0 million	—	—

The equity awards granted to our Named Executive Officers during fiscal year 2023 are set forth in “Executive Compensation Tables—2023 Summary Compensation Table” and “Executive Compensation Tables—Grants of Plan-Based Awards in 2023 Table” below.

Health, Welfare and Retirement Benefits

Our Named Executive Officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried employees in the jurisdiction where the Named Executive Officer is located. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance and commuter benefits.

We maintain a Section 401(k) plan for our employees, including our Named Executive Officers located in the United States. The Section 401(k) plan is intended to qualify under Section 401(k) of the Code, so that contributions to the plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limits and to have the amount of such reduction contributed to their accounts under the Section 401(k) plan. The Section 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees. Typically, we match 50% of employee contributions to the plan up to 6% of the participating employee’s eligible compensation, to a maximum match of $9,900 for calendar year 2023, $9,150 for calendar year 2022, and $8,700 for calendar year 2021. All participating employees’ interests in our matching contributions, if any, vest immediately at the time of contribution. The Section 401(k) plan also contains a Roth component.

We also maintain defined-contribution plans for employees in certain other countries.

We do not offer any retirement benefits to employees located in Israel, except to the extent certain social benefits required pursuant to Israeli labor laws or are common practice in Israel, and such social benefits are applicable to all Israeli employees. Specifically, based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment for any reason, including retirement. We make a payment of 8.33% of each employee’s monthly base salary to an insurance or pension fund to pay for this future liability payable to our employees upon termination of their employment. In addition, we make a payment of 6.5% of each employee’s monthly base salary to another insurance or pension fund, and this accrued amount may be withdrawn by the employee only upon retirement. We generally provide all of our Israeli employees with a fixed travel allowance for commuting costs, except that we provide Mr. Landman with an allowance up to a maximum amount of NIS 5,500 per month. Also, as is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary up to NIS 15,712) for the benefit of each employee’s study and training purposes. The amounts of the above referenced benefits contributed by us to Mr. Landman in 2023 are specified in the 2023 All Other Compensation Table of this proxy statement.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes.

Pursuant to Mr. Ben Haim’s offer letter with the Company, Mr. Ben Haim is eligible to receive reimbursements for certain expenses incurred by him related to his relocation from Israel to the United States, up to a maximum amount of $50,000 per calendar year, in accordance with our standard expenses reimbursement policy, and we will provide Mr. Ben Haim with additional amounts sufficient to make such reimbursements tax neutral to Mr. Ben Haim. During fiscal year 2023, the Company provided Mr. Ben Haim with payments pursuant to the relocation reimbursement provisions of Mr. Haim’s offer letter with an aggregate value of $26,890, counting both the reimbursements and tax neutrality payments.

During fiscal year 2023, other than Mr. Ben Haim, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.

In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our compensation committee and board of directors.

Employment Arrangements

We have entered into written employment letters with each of our Named Executive Officers, although Mr. Shulman’s employment letter was terminated in December 2023 in connection with his voluntary termination of employment. The employment arrangements with each of our Named Executive Officers were approved by our compensation committee and board of directors. We believe that these arrangements were necessary to secure the service of these individuals in a highly competitive job market.

Each of these employment arrangements does not have a specific term, and with respect to Messrs. Ben Haim and Notman provides for (and with respect to Mr. Shulman, provided for) “at will” employment (meaning that either we or the Named Executive Officer may terminate the employment relationship at any time without cause). Each employment arrangement generally sets forth the Named Executive Officer’s initial base salary, target annual cash incentive opportunity, if applicable, and eligibility to participate in our standard employee benefit plans and programs.

In connection with his departure from his role as CFO, the Company and Jacob Shulman entered into a Consulting Services Agreement, dated December 16, 2023.

For detailed descriptions of the employment arrangements with our Named Executive Officers, as well as Mr. Shulman’s Consulting Services Agreement, see “Report of the Compensation Committee of the Board of Directors - Executive Employment Agreements” below.

Post-Employment Compensation

We entered into change in control and severance agreements with each of Mr. Ben Haim, Ms. Notman and, prior to his termination of employment, Mr. Shulman, our Named Executive Officers located in the United States (collectively, the “Severance Arrangements”). The Severance Arrangements provide (or with respect to Mr. Shulman, provided) for certain protections in the event of specified involuntary terminations of employment, including an involuntary termination of employment in connection with a change in control of the Company, in exchange for executing a separation agreement and release of claims in our favor that becomes effective and irrevocable. Mr. Shulman’s Severance Arrangement terminated in connection with his voluntary termination of employment in December 2023.

The Severance Arrangements provide reasonable compensation in the form of severance pay and certain limited benefits to a Named Executive Officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing Named Executive Officer to sign a separation agreement and release of claims in a form and with terms acceptable to us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits. We also believe that the Severance Arrangements help maintain our Named Executive Officers’ continued focus and dedication to their assigned duties to maximize stakeholder value if there is a potential transaction that could involve a change in control of the Company.

Under the Severance Arrangements, all payments and benefits in the event of a change in control of the Company are payable only if there is a connected involuntary loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction. The “double-trigger” equity vesting acceleration is documented in each Named Executive Officer’s award grant letters.

In the event of a change in control of the Company, to the extent that any of the amounts provided for under the Severance Arrangements would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Code, a Named Executive Officer will receive such payment as would entitle him or her to receive the greatest after-tax benefit, even if it means that we pay the Named Executive Officer a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

We have entered into an employment letter with Mr. Landman, our Named Executive Officer located in Israel, that provides for certain severance benefits in connection with an involuntary termination of employment that are generally consistent with the severance benefits we provide to our Named Executive Officers located in the United States pursuant to the Severance Agreements, although Mr. Landman’s employment letter does not provide for equity vesting acceleration. Mr. Landman’s “double-trigger” equity vesting acceleration is documented in his award grant letter.

We do not provide any tax reimbursement payments (or “gross-ups”) on excise taxes relating to a change in control of the Company with respect to any of our executive officers, including our Named Executive Officers.

We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, are essential to attracting and retaining highly qualified executive officers. The compensation committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our Named Executive Officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.

For detailed descriptions of the post-employment compensation arrangements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” below.

Other Compensation Policies

Compensation Recovery (“Clawback”)

Pursuant to the Compensation Policy, in the event of an accounting restatement, the Company shall be entitled to recover from its executive officers the bonus compensation or performance-based equity compensation in the amount in which such compensation exceeded what would have been paid under the financial statements, as restated, provided that a claim is made by the Company prior to the second anniversary of fiscal year end of the restated financial statements. However, such compensation recovery will not be triggered by a financial restatement that is required due to changes in the applicable financial reporting standards, or if the compensation committee has determined that recovery proceedings in the specific case would be impossible, impractical or not commercially or legally efficient.

In October 2023, we adopted a clawback policy in accordance with SEC and Nasdaq requirements. This policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement, in accordance with SEC and Nasdaq requirements.

Prohibition on Hedging and Pledging of Securities

Under our Insider Trading Policy, our employees, officers, consultants, contractors, the members of our board of directors, and other agents are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than share options, share appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company). This includes any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, our employees, including officers, and the members of our board of directors may not engage in short sales (that is, the sale of a security that must be borrowed to make delivery) or “sell short against the box” (that is, a sale with a delayed delivery) involving our securities.

Also, under our Insider Trading Policy, our employees, officers, consultants, contractors, the members of our board of directors, and other agents may not pledge our securities as collateral for a loan or hold our securities in a margin account.

Tax and Accounting Considerations

The compensation committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the amount a public company may deduct for federal income taxes purposes for compensation paid to its chief executive officer, chief financial officer, and certain other executive officers up to $1 million per executive office per year, subject to certain exceptions. As a publicly-traded company, the compensation committee and the board of directors are mindful of the benefits of full deductibility of compensation, and intend to operate our executive compensation program to be most efficient and effective for our shareholders, which may include compliance with Section 162(m) of the Code.

The compensation committee and the board of directors believe it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Accounting for Stock-Based Compensation

The compensation committee and the board of directors take accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The compensation committee of our board of directors has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K for our fiscal year ended December 31, 2023.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

Jessica Neal (Chair)

Yossi Sela

Yvonne Wassenaar

This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and this report and the information contained therein will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act.

Compensation Risk Assessment

The compensation committee of our board of directors believes that our employee compensation policies and programs do not encourage excessive and unnecessary risk-taking and are not reasonably likely to have a material adverse effect on our company. The compensation committee oversaw the performance of a risk assessment of our compensation policies and programs as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The compensation committee considered the findings of the assessment conducted by management with the assistance of Compensia, the compensation committee’s compensation consultant, and concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage employees to take unnecessary or excessive risks, and that the level of risk that they might encourage is not reasonably likely to materially harm our business or financial condition, after considering mitigating controls.

2023 Summary Compensation Table

The following table presents information concerning the total compensation of our Named Executive Officers for services rendered to us in all capacities during the years ended December 31, 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Shlomi Ben Haim, Chief Executive Officer	2023	500,000	6,638,140		—	26,890	(3)	7,165,030
	2022	483,958	3,051,728		229,487	42,949		3,808,122
	2021	449,292	2,598,710		247,903	65,297		3,361,202
Tali Notman, Chief Revenue Officer	2023	460,000	3,999,994		448,730	9,200	(4)	4,917,924
	2022	445,000	2,989,246		295,183	8,900		3,738,329
	2021	396,250	3,779,475		385,534	7,925		4,569,184
Jacob Shulman, Chief Financial Officer	2023	460,000	5,264,475	(5)	269,238	44,410	(6)	6,038,123
	2022	451,500	2,241,941		180,411	9,684		2,883,536
	2021	422,000	5,096,595		245,378	9,159		5,773,132
Yoav Landman, Chief Technology Officer(7)	2023	320,865	1,999,997		198,271	69,509	(8)	2,588,642
	2022	348,063	1,464,834		150,730	75,470		2,039,097
	2021	344,159	1,173,722		205,802	75,789		1,799,472

____________________________________________

(1)
Amounts reported represent the aggregate grant date fair value of equity awards granted to our executives, calculated in accordance with ASC Topic 718. For more information regarding the valuation of these awards, please refer to the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 15, 2024. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the executive officers.
(2)
The amounts reported represent payments made to applicable Named Executive Officers under our annual incentive bonus arrangements, which generally provided for quarterly and annual payments based on achievement of quarterly and annual net new annual recurring revenue goals, as described in more detail in the Compensation Discussion and Analysis.
(3)
The amount reported represents expenses in the amount of $18,211 reimbursed by us to Mr. Ben Haim for expenses and an additional amount of $8,679 sufficient to make such reimbursements tax neutral to Mr. Ben Haim.
(4)
The amount reported represents the company contributions made under our 401(k) plan.
(5)
The amount reported represents grant date fair value of $4,999,993 with an additional $264,482 reflecting the incremental value resulting from acceleration of vesting of a pro-rata portion of his time-based RSUs, pursuant to the Consulting Services Agreement, dated December 16, 2023 (the “Consulting Agreement”). In connection with his separation, Mr. Shulman forfeited 186,418 RSUs from his 2023 grant with his total forfeitures detailed under the description of his Executive Employment Agreement below.
(6)
The amount reported represents (i) accrued vacation payout of $34,510, and (ii) company contributions of $9,900 made under our 401(k) plan.
(7)
All amounts reported for Mr. Landman with respect to “Salary,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” were paid in NIS. All compensation paid in NIS to Mr. Landman has been converted into USD at an annual average exchange rate of 3.690 NIS for each 1.000 USD for fiscal year 2023, 3.360 for fiscal year 2022, and 3.238 for fiscal year 2021.
(8)
The amount reported represents (i) contributions by us of $26,728 in NIS to a severance fund under a Section 14 Arrangement pursuant to Israeli Severance Pay Law, (ii) contributions by us of $21,062 in NIS to a pension and manager’s insurance fund pursuant to Israeli labor laws, (iii) contributions by us of $3,832 in NIS to an education savings fund, and (iv) travel allowance for commuting costs of $17,887 in NIS.

For purposes of satisfying requirements under the Companies Law, the total compensation of Mr. Frederic Simon, our departing Chief Data Scientist, for fiscal year 2023 was $2,486,963, comprised of salary of $262,332, stock awards of $1,999,997, non-equity incentive plan compensation of $164,012, and all other compensation of $60,622, with each such amount calculated pursuant to the same applicable methodology as under our 2023 Summary Compensation Table. Mr. Simon’s salary, non-equity incentive plan compensation, and all other compensation were paid in NIS which were converted into USD at an annual average exchange rate of 3.690 NIS for each 1.000 USD.

Grants of Plan-Based Awards in 2023

The following table summarizes RSU awards granted to our Named Executive Officers during the fiscal year ended December 31, 2023.

		Date of Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares	Grant Date Fair Value
Name	Grant Date	by Board of Directors	Threshold (#)	Target (#)		Maximum (#)	Threshold (#)	Target (#)		Maximum (#)		of Stock or Units(2) (#)	of Stock Awards(3) ($)
Shlomi Ben Haim	5/15/2023	3/9/2023	—	—		—	—	—		—		174,596	3,999,994
Shlomi Ben Haim	5/15/2023	3/9/2023	—	—		—	—	174,596	(4)	174,596	(4)	—	2,638,146
Shlomi Ben Haim	N/A	3/9/2023	375,000	375,000		None	—	—		—		—	—
Tali Notman	5/15/2023	5/15/2023	—	—		—	—	—		—		174,596	3,999,994
Tali Notman	N/A	5/2/2023	—	460,000		None	—	—		—		—	—
Jacob Shulman	5/15/2023	5/15/2023	—	—		—	—	—		—		218,245	4,999,993
Jacob Shulman	N/A	5/2/2023	—	276,000		None	—	—		—		—	—
Yoav Landman	5/15/2023	3/9/2023	—	—		—	—	—		—		87,298	1,999,997
Yoav Landman	N/A	3/9/2023	—	203,251	(5)	None	—	—		—		—	—

____________________________________________

(1)
The amounts reported represent payments made to applicable Named Executive Officers under our annual incentive bonus arrangements which provide the target payouts with no threshold or maximum (except for a threshold level of achievement with respect to Mr. Ben Haim), as described in more detail in the Compensation Discussion and Analysis.
(2)
Shares reported represent awards of RSUs granted under the 2020 Plan. Each award of RSUs is subject to service-based vesting criteria described in the footnotes to the table below titled “Outstanding Equity Awards at Fiscal Year End,” except as otherwise indicated in the footnotes to this table.
(3)
Amounts reported represent the aggregate grant date fair value of stock awards granted to our executives, calculated in accordance with ASC Topic 718. The fair value of RSUs is measured based on the closing price of the Company’s ordinary shares, and the fair value of PSU is measured using a Monte Carlo simulation model, as discussed in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 15, 2024. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the executive officers.
(4)
Shares reported represent PSUs granted under the 2020 Plan. As of December 31, 2023, the performance condition was satisfied. Thus the PSUs are further subject to service-based vesting criteria described in the footnotes to the table below titled “Outstanding Equity Awards at Fiscal Year End.”
(5)
Amount reported was calculated based on 2023 salary and travel allowance as presented in the “2023 Summary Compensation Table.”

Outstanding Equity Awards at Fiscal 2023 Year-End

The following table presents information concerning all outstanding equity awards held by each of our Named Executive Officers as of December 31, 2023:

			Options Awards						Share Awards
Names of Executive Officer	Grant Date		Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested(1) ($)
Shlomi Ben Haim	5/15/2023	(2)	—		—		—	—	174,596	(3)	6,042,768
	5/15/2023	(2)	—		—		—	—	174,596	(4)	6,042,768
	5/16/2022	(2)	—		—		—	—	107,758	(5)	3,729,504
	5/13/2021	(2)	—		—		—	—	28,312	(6)	979,878
Tali Notman	5/15/2023	(2)	—		—		—	—	174,596	(4)	6,042,768
	2/9/2022	(2)	—		—		—	—	68,965	(5)	2,386,879
	11/3/2021	(2)	—		—		—	—	12,136	(7)	420,027
	2/22/2021	(2)	—		—		—	—	17,962	(6)	621,665
	7/29/2020	(8)	64,999	(9)	35,001	(9)	23.00	7/29/2030	—		—
	2/3/2020	(8)	37,500	(9)	12,500	(9)	15.12	2/3/2030	—		—
	11/27/2018	(8)	91,177		—		5.44	11/27/2028	—		—
	5/12/2015	(8)	68,000		—		0.18	5/12/2025	—		—
Jacob Shulman	5/15/2023	(2)	—		—		—	—	31,827	(10)	1,101,532
	7/29/2020	(8)	55,249		—		23.00	7/29/2030	—		—
	2/3/2020	(8)	27,500		—		15.12	2/3/2030	—		—
	7/31/2018	(8)	284,985		—		2.38	7/31/2028	—		—
Yoav Landman	5/15/2023	(2)	—		—		—	—	87,298	(4)	3,021,384
	5/16/2022	(2)	—		—		—	—	51,724	(5)	1,790,168
	5/13/2021	(2)	—		—		—	—	12,787	(6)	442,558

____________________________________________

(1)
The market value of the share awards that have not vested is calculated by multiplying the number of shares by the fair market value per share of ordinary shares on December 31, 2023, or $34.61 per share.
(2)
Each of the awards was granted pursuant to our 2020 Plan.
(3)
Shares represent PSUs for which the performance-based vesting condition was satisfied, one-fourth of which vest on March 1, 2024 and one-sixteenth vest quarterly thereafter until the award fully vests, subject to continued service with us through the applicable vesting date.
(4)
One-fourth of the shares vest on June 1, 2024 and one-sixteenth vest quarterly thereafter until the award fully vests, subject to continued service with us through the applicable vesting date.
(5)
One-fourth of the shares vest on June 1, 2023 and one-sixteenth vest quarterly thereafter until the award fully vests, subject to continued service with us through the applicable vesting date.
(6)
One-fourth of the shares vest on June 1, 2022 and one-sixteenth vest quarterly thereafter until the award fully vests, subject to continued service with us through the applicable vesting date.
(7)
One-fourth of the shares vest on December 1, 2022 and one-sixteenth vest quarterly thereafter until the award fully vests, subject to continued service with us through the applicable vesting date.
(8)
Each of the outstanding option awards was granted pursuant to our 2011 Israeli Share Option Plan (“2011 Plan”).
(9)
One-fifth of the shares subject to the option vested on the first anniversary of grant date, and the remaining shares subject to the option vest in sixteen equal quarterly installments thereafter, subject to continued service through the applicable vesting date.
(10)
The shares represent RSUs which accelerated and fully vested upon the effectiveness of a full release of claims by Mr. Shulman in favor of the Company no later than January 31, 2024.

Option Exercises and Stock Vested in 2023

The following table shows certain information regarding option exercises and the vesting of RSU grants by our Named Executive Officers during the fiscal year ended December 31, 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Shlomi Ben Haim	—	—	83,531	2,156,229
Tali Notman	—	—	59,423	1,536,609
Jacob Shulman	102,500	2,564,515	54,052	1,401,574
Yoav Landman	—	—	39,560	1,020,941

____________________________________________

(1)
The aggregate value realized is calculated by multiplying (i) the number of ordinary shares acquired upon exercise by (ii) the difference between the closing price of our ordinary shares on the date of exercise, as reported by Nasdaq, and the applicable exercise price of the option, and does not represent actual amounts received by our Named Executive Officers as a result of the option exercises.
(2)
The aggregate value realized is calculated by multiplying (i) the number of ordinary shares acquired upon vesting of RSUs by (ii) the closing price of our ordinary shares on the vest date (or, in the event the vest date occurs on a holiday or weekend, the closing price of our ordinary shares on the immediately preceding trading day), as reported by Nasdaq.

Executive Employment Agreements

Shlomi Ben Haim

In September 2020, we entered into a new offer letter with Mr. Ben Haim effective on September 1, 2020. Pursuant to the offer letter, Mr. Ben Haim will continue to serve as our Chief Executive Officer on an “at will” basis. Mr. Ben Haim’s offer letter provides for an annual base salary (currently $500,000), eligibility, upon compliance with predetermined performance parameters, to receive bonuses with an annual target bonus amount equal to a percentage of Mr. Ben Haim’s annual base salary (currently 75%), and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us.

Mr. Ben Haim’s offer letter also provides that Mr. Ben Haim will be eligible to receive reimbursements for certain expenses incurred by him related to his relocation from Israel to the United States, up to a maximum amount of $50,000 per calendar year, in accordance with our standard expenses reimbursement policy, and we will provide Mr. Ben Haim with additional amounts sufficient to make such reimbursements tax neutral to Mr. Ben Haim.

If Mr. Ben Haim’s employment is relocated to Israel, no additional reimbursements will be provided to Mr. Ben Haim for relocation expenses incurred more than 90 days after the date of such relocation, but we will provide Mr. Ben Haim with a lump sum payment of $35,000 within 30 days following the date of such relocation.

Tali Notman

In September 2020, we entered into a new offer letter with Ms. Notman effective on September 1, 2020. Pursuant to the offer letter, Ms. Notman will continue to serve as our Chief Revenue Officer on an “at will” basis. Ms. Notman’s offer letter provides for an annual base salary (currently $460,000), eligibility, upon compliance with predetermined performance parameters, to receive bonuses with an annual target bonus amount equal to a percentage of Ms. Notman’s annual base salary (currently 100%), and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us.

Jacob Shulman

In September 2020, we entered into a new offer letter with Mr. Shulman effective on September 1, 2020. Pursuant to the offer letter, Mr. Shulman served as our Chief Financial Officer on an “at will” basis until he left the Company effective December 31, 2023 (the “Termination Date”). Mr. Shulman’s offer letter provided for an annual base salary (currently $460,000), eligibility, upon compliance with predetermined performance parameters, to receive bonuses with an annual target bonus amount equal to a percentage of Mr. Shulman’s annual base salary (currently 60%), and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us. In connection with his departure from his role as CFO, the Company and

Jacob Shulman entered into a Consulting Services Agreement, dated December 16, 2023 (the “Consulting Agreement”), commencing on January 1, 2024 (the “Effective Date”) and continuing through December 31, 2024 pursuant to which Mr. Shulman will provide strategic advisory and consulting services to the Company as an independent contractor. The Consulting Agreement provides that, subject to Mr. Shulman’s execution of a full release of claims in favor of the Company that becomes effective by January 31, 2024, 31,827 of the unvested and outstanding RSUs held by Mr. Shulman would accelerate and fully vest on the effective date of such release. The Consulting Agreement further: (i) provides that, other than with respect to 31,827 RSUs held by Mr. Shulman, all unvested ordinary shares of the Company subject to options and other equity awards held by Mr. Shulman that were unvested (totalling 275,250 RSUs and 42,251 stock options) terminated on the Termination Date and returned to the share reserve of the 2020 Plan, and (ii) provides that as long as Mr. Shulman is providing services under the Consulting Agreement on the date of payment, he will be eligible for the remainder of the payment of an annual incentive for 2023, subject to the determination of and approval of the amount of such annual incentive by the Company’s board of directors. The terms of the Consulting Agreement supersede any payments or benefits to which Mr. Shulman may have been entitled under any other employment or severance arrangements with the Company, including the Confirmatory Employment Letter between Mr. Shulman and JFrog, Inc. dated September 1, 2020, and the Change in Control and Severance Agreement between Mr. Shulman and JFrog, Inc. dated September 1, 2020. The Consulting Agreement further provides that Mr. Shulman must comply with certain non-solicitation provisions during the term of the Consulting Agreement and for the 12-month period following Mr. Shulman’s termination of employment, to the fullest extent permitted under applicable law.

Eduard Grabscheid

In December 2023, we entered into a new offer letter with Mr. Grabscheid effective January 1, 2024. Pursuant to the offer letter, Mr. Grabscheid will serve as our Chief Financial Officer on an “at will” basis. Mr. Grabscheid’s offer letter provides for an annual base salary (currently $450,000), eligibility, upon compliance with predetermined performance parameters, to receive bonuses with an annual target bonus amount equal to a percentage of Mr. Grabscheid’s annual base salary (currently 50%), and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us.

Yoav Landman

In September 2020, we entered into a new employment agreement with Mr. Landman effective on September 1, 2020. Pursuant to the employment agreement, Mr. Landman will continue to serve as our Chief Technology Officer. Mr. Landman’s employment agreement provides for an annual base salary (currently NIS 1,184,000), eligibility, upon compliance with predetermined performance parameters, to receive bonuses with an annual target bonus amount equal to a percentage of Mr. Landman’s annual base salary (currently 60%), and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, including certain statutory severance, pension and manager insurance fund benefits required to be provided under the laws of Israel.

Potential Payments upon Termination or Change in Control

In September 2020, we entered into a new change in control and severance agreement with Messrs. Ben Haim and Shulman and Ms. Notman, our Named Executive Officers located in the United States, with each agreement effective on September 1, 2020. Mr. Shulman’s change in control and severance agreement was superseded by his Consulting Agreement in connection with his voluntary termination of employment.

Pursuant to each change in control and severance agreement, if we terminate the employment of an executive without “cause” (excluding terminations due to death or disability) or the executive resigns for “good reason” (as such terms are defined in the applicable agreement), and, within 60 days following such termination, the executive executes a waiver and release of claims in our favor that becomes effective and irrevocable, the executive will be entitled to receive (i) a lump sum payment equal to 6 months (12 months with respect to Mr. Ben Haim) of the executive’s then current annual base salary, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the executive and the executive’s respective dependents for up to 6 months (12 months with respect to Mr. Ben Haim), and (iii) with respect to Mr. Ben Haim, a lump sum severance relocation payment of $35,000.

Additionally, we have entered into an employment letter with Mr. Landman, our Named Executive Officer located in Israel, that provides for certain severance benefits in connection with an involuntary termination of employment that are generally consistent with the severance benefits we provide to our Named Executive Officers located in the United States pursuant to the change in control and severance agreements, although Mr. Landman’s employment letter does not provide for equity vesting acceleration. Mr. Landman’s “double-trigger” equity vesting acceleration is documented in his award grant letter.

Mr. Shulman’s Consulting Agreement provides that, subject to Mr. Shulman’s execution of a full release of claims in favor of the Company that becomes effective by January 31, 2024, 31,827 of the unvested and outstanding RSUs held by Mr. Shulman would accelerate and fully vest on the effective date of such release.

The following table describes (i) the potential payments that would have been provided to each of Messrs. Ben Haim and Notman, pursuant to the applicable change in control and severance agreements, and Mr. Landman, pursuant to his employment agreement (with amounts converted into USD at an annual average exchange rate of 3.690 NIS for each 1.000 USD) in the event that they were terminated without “cause” or resigned for “good reason” and executed a waiver and release of claims in our favor, as described above, assuming such termination occurred on December 31, 2023, and (ii) the actual payments that were provided to Mr. Shulman pursuant to his Consulting Agreement in connection with his voluntary termination of employment which occurred on December 31, 2023, as described above:

Named Executive Officer	Cash Compensation ($)	Health Benefits ($)	Social and Other Benefits ($)	Acceleration of Outstanding Equity Awards ($)		Relocation Payment ($)	Total ($)
Shlomi Ben Haim	500,000	29,355	—	—		35,000	564,355
Tali Notman	230,000	14,676	—	—		—	244,676
Jacob Shulman	—	—	—	1,101,532	(1)	—	1,101,532
Yoav Landman	160,433	—	25,708	—		—	186,141

____________________________________________

(1)
Amount reflects the fair market value of the 31,827 shares subject to RSUs that accelerated in connection with Mr. Shulman’s voluntary termination of employment on December 31, 2023 pursuant to Mr. Shulman’s Consulting Agreement, calculated by multiplying the number of accelerating shares by the fair market value per share of ordinary shares on December 31, 2023, or $34.61 per share.

Pursuant to each change in control and severance agreement, if, within the 3 month period prior to or the 12 month period following a “change of control” (as defined in the applicable agreement), we terminate the employment of an executive without cause (excluding death or disability) or the executive resigns for good reason, and, within 60 days following such termination, the executive executes a waiver and release of claims in our favor that becomes effective and irrevocable, the executive will be entitled to receive (i) a lump sum payment equal to 12 months (18 months with respect to Mr. Ben Haim) of the executive’s then current annual base salary, (ii) a lump sum payment equal to the executive’s pro rata target annual bonus amount for the year of termination, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the executive and the executive’s respective dependents for up to 12 months (18 months with respect to Mr. Ben Haim), (iv) vesting acceleration as to 100% of the then-unvested shares subject to each of the executive’s then outstanding equity awards (and in the case of awards with performance vesting, unless specified in the applicable award agreement governing such award, all performance goals will be deemed achieved at target levels), and (v) with respect to Mr. Ben Haim, a lump sum severance relocation payment of $35,000 (this payment would be made because Mr. Ben Haim moved to the U.S. at the Company’s request, so it is appropriate to relocate him back to Israel if his employment is terminated).

The following table describes (i) the potential payments that would have been provided to each of Messrs. Ben Haim and Notman, pursuant to the applicable change in control and severance agreements, and Mr. Landman, pursuant to his employment agreement (with amounts converted into USD at an annual average exchange rate of 3.690 NIS for each 1.000 USD), in the event that they were terminated within the 3 month period prior to or the 12 month period following a “change of control” without “cause” or resigned for “good reason” and executed a waiver and release of claims in our favor, as described above, assuming such termination occurred on December 31, 2023, and (ii) the actual payments that were provided to Mr. Shulman pursuant to his Consulting Agreement in connection with his voluntary termination of employment which occurred on December 31, 2023:

Named Executive Officer	Cash Compensation ($)	Pro Rata Bonus Payment ($)	Health Benefits ($)	Social and Other Benefits ($)	Acceleration of Outstanding Equity Awards ($)		Relocation Payment ($)	Total ($)
Shlomi Ben Haim	750,000	562,500	44,032	—	16,794,918		35,000	18,186,450
Tali Notman	460,000	460,000	29,351	—	10,121,326		—	11,070,677
Jacob Shulman	—	—	—	—	1,101,532	(1)	—	1,101,532
Yoav Landman	320,865	192,519	—	51,417	5,254,110		—	5,818,911

____________________________________________

(1)
Amount reflects the fair market value of the 31,827 shares subject to RSUs that accelerated in connection with Mr. Shulman’s voluntary termination of employment on December 31, 2023 pursuant to Mr. Shulman’s Consulting Agreement, calculated by multiplying the number of accelerating shares by the fair market value per share of ordinary shares on December 31, 2023, or $34.61 per share.

Pursuant to each change in control and severance agreement, in the event any payment to an executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended (the “Code”) (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the executive will receive such payment as would entitle the executive to receive the greatest after-tax benefit, even if it means that we pay the executive a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, we are reporting the ratio of annual total compensation of our median compensated employee to that of Shlomi Ben Haim, our current CEO.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and applicable guidelines. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. The pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, shareholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

As permitted under the SEC rules, we are using the same median employee as was identified for purposes of our fiscal year 2022 CEO pay ratio, as we believe the changes in our employee population and compensation arrangements have not significantly impacted our pay ratio disclosure. To identify the median employee in fiscal year 2022, we aggregated the annual base salary or base wages, actual commission and bonus earned, and equity awards received for each of our employees as of December 31, 2022, whether on a full-time or part-time basis, excluding our CEO. For employees paid other than in U.S. dollars, we converted their annual base salary and base wages to U.S. dollars using the applicable average annual exchange rate for fiscal year 2022. With respect to equity awards, we granted RSUs during 2022 and determined the grant date fair value in accordance with FASB ASC Topic 718.

We calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our Named Executive Officers in the Summary Compensation Table. For fiscal year 2023, the total compensation for our CEO, Mr. Ben Haim, was $7,165,030, as reported in the “Total” column of the 2023 Summary Compensation Table of this proxy statement. The fiscal year 2023 annual total for our median employee was $225,180. Thus, the ratio of our CEO’s total fiscal year 2023 compensation to our median employee’s total fiscal year 2023 compensation was 31.8:1.

Neither the compensation committee nor our management used this pay ratio in making compensation decisions.

Pay Versus Performance

Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid to our named executive officers and certain measures of company performance. The material that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our “Compensation Discussion and Analysis”.

The following table presents information concerning the compensation of our CEO and other Named Executive Officers for the years ended December 31, 2023, 2022, 2021 and 2020.

					Value of Initial Fixed $100 Investment Based On:
	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(5) ($)	Total Shareholder Return(6) ($)	Peer Group Total Shareholder Return(7) ($)	Net Income (Loss)(8) (in thousand, $)	Company-Selected Measure(9)
2023	7,165,030	14,793,949	4,514,896	4,436,706	53	169	(61,256)	None
2022	3,808,122	3,756,514	2,886,987	665,379	33	108	(90,184)	None
2021	3,361,202	(10,664,266)	4,047,263	(4,973,525)	46	152	(64,203)	None
2020	26,671,048	40,040,525	2,793,376	19,607,565	97	114	(9,405)	None

____________________________________________

(1)
Amounts present total compensation reported for Mr. Ben Haim, who served as CEO for each year presented.
(2)
Compensation actually paid does not mean that the identified individual was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the relevant rules as shown in the adjustment table below, computed in accordance with Item 402(v) of Regulation S-K. The amounts include (i) the year-end value of equity awards granted during the reported year, and (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year. Equity awards consist of share options, RSU awards and PSU awards. On each valuation date, the fair value of each share option is estimated using the Black-Scholes option pricing model, the fair value of each RSU award is based on the fair value of the underlying ordinary shares, and the fair value of Mr. Ben Haim’s PSU award for 2023 is based on the fair value of the underlying ordinary shares because the performance condition was satisfied on the measurement date.
(3)
The following table presents adjustments to Mr. Ben Haim’s total compensation for each year to determine the compensation actually paid to him:

	2023	2022	2021	2020
Summary Compensation Table Total for PEO	$7,165,030	$3,808,122	$3,361,202	$26,671,048
Equity Award Adjustments:
Less: Reported grant date fair value of equity awards	(6,638,140)	(3,051,728)	(2,598,710)	(25,969,446)
Add: Vesting date fair value of equity awards granted and vested in the year	—	—	—	6,089,600
Add: Year-end fair value of outstanding and unvested equity awards granted in the year	12,085,536	3,677,591	2,242,350	33,249,323
Add: Change in fair value between the end of the prior year and the vesting date of equity awards granted in prior years that vested in the year	374,513	(282,516)	(13,669,108)	—
Add: Year over year change in fair value of outstanding and unvested equity awards granted in prior years	1,807,010	(394,955)	—	—
Compensation Actually Paid to PEO	$14,793,949	$3,756,514	$(10,664,266)	$40,040,525
(4)
Amounts reported present the average of total compensation reported for our Named Executive Officers other than Mr. Ben Haim, which included Ms. Notman, Mr. Shulman and Mr. Landman for 2023, 2022 and 2021 and Ms. Notman and Mr. Shulman for 2020.

(5)
The following presents adjustments to the average total compensation to our non-CEO Named Executive Officers for each year to determine the average compensation actually paid to them:

	2023	2022	2021	2020
Summary Compensation Table Total for Non-PEO	$4,514,896	$2,886,987	$4,047,263	$2,793,376
Equity Award Adjustments:
Less: Reported grant date fair value of equity awards	(3,666,662)	(2,232,007)	(3,349,931)	(2,176,156)
Add: Vesting date fair value of equity awards granted and vested in the year	—	—	—	—
Add: Year-end fair value of outstanding and unvested equity awards granted in the year	3,388,561	1,961,386	1,963,566	7,109,580
Add: Change in fair value between the end of the prior year and the vesting date of equity awards granted in prior years that vested in the year	243,329	(809,996)	(1,836,322)	221,200
Add: Year over year change in fair value of outstanding and unvested equity awards granted in prior years	835,263	(1,140,991)	(5,798,101)	11,659,565
Less: Fair value at end of prior year of awards granted in prior years that were forfeited during year	(790,520)	—	—	—
Less: Incremental fair value of awards modified during year	(88,161)	—	—	—
Compensation Actually Paid to Non-PEO	$4,436,706	$665,379	$(4,973,525)	$19,607,565
(6)
Presents the cumulative total shareholder return (“TSR”) since our initial public offering on September 16, 2020 (the “IPO”).TSR is calculated by assuming that a $100 investment was made on at the close of trading on the first full day of trading of our stock (September 16, 2020) and reinvesting all dividends until the last day of each reported fiscal year.
(7)
Presents the TSR of S&P Information Technology Index since September 16, 2020. S&P Information Technology Index is a peer group presented in accordance with Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2023. TSR is calculated by assuming that a $100 investment was made at the close of trading on the first full day of trading of our stock (September 16, 2020) and reinvesting all dividends until the last day of each reported fiscal year.
(8)
The dollar amounts reported are our net loss reflected in our audited financial statements.
(9)
We did not use a financial performance measure as defined in the Section 402(v) rules, other than our ordinary share price, to link the compensation actually paid to our CEO or other named executive officers for each year presented. As noted in the tabular list below, the operating metric net new annual recurring revenue links compensation actually paid to performance.

Tabular List of Performance Measures

Our ordinary share price was the only financial performance measure used to link compensation actually paid to performance
Additionally, we used the operating metric, net new annual recurring revenue, to link compensation actually paid to performance

Description of Relationships of Information Presented in the Pay Versus Performance Table

Compensation Actually Paid vs. TSR

As reflected in the following graph, the compensation actually paid (the “CAP”) to our CEO and other Named Executive Officers correlated to our TSR because equity awards constituted a significant part of the compensations for our Named Executive Officers. Equity awards strongly align our Named Executive Officers’ interests with those of our shareholders by providing a continuing financial incentive to maximize long-term value for our shareholders and by encouraging our executive officers to continue their service for the long-term.

CAP vs. TSR
$45,000
$35,000
$25,000
$15,000
$5,000
$(5,000)
$(15,000)
CAP (in thousands)
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
TSR
2020
2021
2022
2023
CEO CAP
Average Non-CEO NEO CAP
JFrog Ltd. TSR
S&P 500 Information Technology

Compensation Actually Paid vs. Net loss

Since our IPO, we have continued to invest in our business and incurred losses for the years presented. Historically, we have not looked to net income or loss as a performance measure for our Named Executive Officers. As discussed under Compensation Discussion and Analysis above, net new annual recurring revenue goal is utilized to determine part of our executives’ cash bonus.

CAP vs. Net Loss
$45,000
$35,000
$25,000
$15,000
$5,000
$(5,000)
$(15,000)
CAP (in thousands)
$-
$(10,000)
$(20,000)
$(30,000)
$(40,000)
$(50,000)
$(60,000)
$(70,000)
$(80,000)
$(90,000)
$(100,000)
JFrog Ltd. Net Loss (in thousands)
2020
2021
2022
2023
CEO CAP
Average Non-CEO NEO CAP
Net Loss

Share Compensation Plan Information

The following table summarizes information about our share compensation plans as of December 31, 2023. Information is included for equity compensation plans approved by our shareholders. We do not have any non-shareholder approved equity compensation plans.

Plan Category	(a) Total Number of Securities Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		(b) Weighted-average Exercise Price Of Outstanding Options, Warrants and Rights(2) ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	15,117,387	(3)	$8.49	18,496,649	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	15,117,387		$8.49	18,496,649

____________________________________________

(1)
Prior to our initial public offering, we granted awards under our 2011 Plan. Following our initial public offering, we granted awards under our 2020 Plan.

(2)
The weighted average price does not reflect the shares that will be issued upon the vesting of RSUs or PSUs, which have no exercise price.
(3)
The number consists of 5,090,390 shares to be issued upon exercise of options to purchase ordinary shares under our 2011 Plan, 20,000 shares to be issued upon exercise of options and 10,026,997 shares to be issued upon the vesting of RSUs and PSUs under our 2020 Plan.
(4)
As of December 31, 2023, an aggregate of 14,214,984 ordinary shares, par value NIS 0.01 per share were available for issuance under the 2020 Plan and 4,281,665 ordinary shares were available for issuance under the 2020 Employee Share Purchase Plan (“2020 ESPP”). The 2020 Plan provides that on the first day of each year beginning on January 1, 2021, the number of ordinary shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 9,100,000 shares, (ii) 5% of the outstanding shares of our ordinary shares as of the last day of our immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. The ESPP provides that on the first day of each year beginning January 1, 2021, the number of ordinary shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 2,100,00 shares, (ii) 1% of the outstanding shares of all classes of our ordinary shares as of the last day of our immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. On January 1, 2024, the number of ordinary shares available for issuance under the 2020 Plan and the 2020 ESPP increased by 6,070,667 shares and 1,061,148 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

Other Policies

Our insider trading policy prohibits directors, officers, employees, consultants, contractors and other agents (e.g., independent contractors) from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities. This prohibition extends to any hedging or similar transactions designed to decrease the risks associated with holding our securities. Share options, share appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to the prohibition described in this paragraph.

RELATED PERSON TRANSACTIONS

Related Person Transactions

The following is a summary of transactions since January 1, 2023 to which we have been or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, nominees for director, promoters or beneficial holders of more than 5% of any class of our capital share, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.”

In September 2020, we entered into an employment agreement and change in control and severance agreement with Mr. Simon, our employee, director and the brother-in-law of our Chief Executive Officer, Mr. Ben Haim. On February 8, 2022, our board of directors approved an increase of Mr. Simon’s annual base salary to $328,000 (payable at the rate of NIS 968,000 per year together with an annual travel allowance of NIS 66,000), which our shareholders approved in May 2022. Pursuant to certain compensation changes approved by the Company’s shareholders in May 2022, Mr. Simon’s employment agreement provides for an annual base salary, the opportunity to receive bonuses with an annual target bonus amount of up to 60% of Mr. Simon’s annual base salary upon achievement of certain predetermined performance parameters, and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us. Mr. Simon’s employment agreement also provides that Mr. Simon will be eligible to receive reimbursements for certain travel expenses, in accordance with our expenses reimbursement policy. Mr. Simon’s September 2020 employment agreement also provides for a notice period in accordance with applicable law for termination of the agreement by us or by Mr. Simon, during which time he will continue to receive base salary and benefits. The agreement also contains customary provisions regarding non-competition, confidentiality of information and assignment of inventions. However, the enforceability of the non-competition provisions may be limited under applicable law. Subject to the shareholders’ approval of Proposal Number 5 included in this proxy statement and in accordance with the terms described therein, the employment agreement described above will be terminated as of June 4, 2024, and we will enter into a consulting agreement with Mr. Simon, effective as of June 5, 2024. Under the consulting agreement, Mr. Simon will provide us with various services as an independent contractor and not as an employee. In this capacity, it is expected that Mr. Simon will receive a daily rate of pay of $1,600 for up to two days of consultancy per week. The consulting agreement also contains provisions regarding confidentiality, non-competition and invention assignment, similar to those in the employment agreement, as well as provisions regarding term and termination (including a three-month advance notice of termination), warranties, relationship of parties and miscellaneous matters.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated articles of association permit us to exculpate, indemnify, and insure certain of our office holders to the fullest extent permitted by the Companies Law. We have entered into agreements with certain office holders, exculpating them from a breach of their duty of care and undertaking to indemnify them, each to the fullest extent permitted by law, subject to certain exceptions.

We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act, and we intend to enter into agreements with our directors and executive officers to provide contractual indemnification to bear attorneys’ fees and costs that are not otherwise covered by insurance for directors prevailing in a third-party action.

We believe that this insurance and these agreements are necessary to attract qualified directors and executive officers.

These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

Certain of our non-employee directors may, through their relationship with their employers or partnerships, be insured against certain liabilities in their capacity as members of our board of directors.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for reviewing and recommending to the board of directors to approve or disapprove “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our ordinary shares, in each case since the beginning of the most recently completed year and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of our capital share as of March 15, 2024 by:

•
each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our ordinary shares;
•
each of our Named Executive Officers;
•
each of our directors and nominees for director; and
•
all executive officers and directors as a group.

Applicable percentage ownership is based on 108,317,984 shares of our ordinary shares outstanding at March 15, 2024. Shares of ordinary shares issuable upon the exercise of share options exercisable or pursuant to RSUs that are subject to vesting conditions within 60 days of March 15, 2024, are deemed to be outstanding and beneficially owned by the person holding the options, or the RSUs, for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Unless otherwise indicated in the footnotes below, each shareholder named in the following table possesses sole voting and investment power over the shares listed. The information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise noted below, the address of each person listed on the table is c/o JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, CA 94089.

	Ordinary Shares
Name of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
Shlomi Ben Haim	4,561,181	4.2
Jacob Shulman	205,301	*
Tali Notman(1)	542,773	*
Yoav Landman	6,626,865	6.1
Jessica Neal(2)	70,219	*
Yossi Sela	373,559	*
Frederic Simon	4,581,926	4.2
Elisa Steele(3)	64,664	*
Andy Vitus(4)	195,602	*
Yvonne Wassenaar(5)	14,276	*
Barry Zwarenstein(6)	63,969	*
All executive officers and directors as a group (11 persons)(7)	17,096,798	15.7
Greater than 5% Shareholders:
The Vanguard Group(8)	7,055,519	6.5

____________________________________________

* Represents beneficial ownership of less than 1%.

(1)
Consists of (i) 266,096 ordinary shares held of record by Ms. Notman and (ii) 276,677 ordinary shares exercisable within 60 days of March 15, 2024.
(2)
Consists of (i) 20,219 ordinary shares held by record by Ms. Neal and (ii) 50,000 ordinary shares exercisable within 60 days of March 15, 2024.
(3)
Consists of (i) 14,664 ordinary shares held by record by Ms. Steele and (ii) 50,000 ordinary shares exercisable within 60 days of March 15, 2024.
(4)
Consists of (i) 15,422 ordinary shares held by record by Mr. Vitus, (ii) 175,383 ordinary shares held by trust; and (iii) 4,797 ordinary shares held by Scale Management, LLC for which Mr. Vitus serves as manager.

(5)
Consists of (i) 12,904 ordinary shares held by record by Ms. Wassenaar and (ii) 1,372 ordinary shares issuable upon the vesting of RSUs within 60 days of March 15, 2024.
(6)
Consists of (i) 20,219 ordinary shares held by record by Mr. Zwarenstein and (ii) 43,750 ordinary shares exercisable by Mr. Zwarenstein within 60 days of March 15, 2024.
(7)
Consists of (i) 16,674,999 ordinary shares beneficially owned by our current executive officers and directors, (ii) 420,427 ordinary shares exercisable within 60 days of March 15, 2024, and (iii) 1,372 ordinary shares issuable upon the vesting of RSUs within 60 days of March 15, 2024.
(8)
According to a Schedule 13G/A filed with the SEC on February 13, 2024, reporting beneficial ownership as of December 31, 2023, consists of 7,055,519 ordinary shares held by The Vanguard Group – 23-1945930. Of the ordinary shares beneficially owned, The Vanguard Group reported that it had sole dispositive power with respect to 6,988,058 ordinary shares, shared dispositive power with respect to 67,461 ordinary shares, and shared voting power with respect to 16,410 ordinary shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes of ownership with the SEC. Such Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms we have received or written representations from Reporting Persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them during fiscal 2023.

2023 Annual Report

Our financial statements for our fiscal year ended December 31, 2023 are included in our 2023 annual report, which we will make available to shareholders at the same time as this proxy statement. You may also obtain a copy of our 2023 annual report, including the financial statements and the financial statement schedules, free of charge, by sending a written request to our Investor Relations department at JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, CA 94089 Attention: Investor Relations.

Company Website

We maintain a website at https://jfrog.com/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

*********

We know of no other matters to be submitted at the 2024 Annual General Meeting. If any other matters properly come before the 2024 Annual General Meeting, the persons named in the proxy will have discretion to vote the shares of our ordinary shares they represent in accordance with their own judgment on such matters. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the Annual General Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Sunnyvale, California

April [•], 2024

Appendix A

Use of Non-GAAP Financial Measures

We define non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, and non-GAAP net income as the respective GAAP balances, adjusted for, as applicable, share-based compensation expense, acquisition-related costs, amortization of acquired intangibles, legal settlement costs, and income tax effects. We define free cash flow as Net cash provided by operating activities, minus capital expenditures. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income. We use each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate our financial performance. We believe they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance. Additionally, we believe that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results.

A-1

Reconciliation of Non-GAAP Financial Measures

(in thousands except per share data)

	Year Ended December 31,
	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$272,843	$217,753
Plus: Share-based compensation expense	9,784	6,991
Plus: Acquisition-related costs	20	25
Plus: Amortization of acquired intangibles	10,345	10,423
Non-GAAP gross profit	$292,992	$235,192
GAAP gross margin	78.0%	77.8%
Non-GAAP gross margin	83.7%	84.0%

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(75,548)	$(89,840)
Plus: Share-based compensation expense	95,171	68,661
Plus: Acquisition-related costs	7,607	10,712
Plus: Amortization of acquired intangibles	11,776	11,568
Plus: Legal settlement costs	—	216
Non-GAAP operating income	$39,006	$1,317
GAAP operating margin	(21.6)%	(32.1)%
Non-GAAP operating margin	11.1%	0.5%

Reconciliation of net income (loss)
GAAP net loss	$(61,256)	$(90,184)
Plus: Share-based compensation expense	95,171	68,661
Plus: Acquisition-related costs	7,607	10,712
Plus: Amortization of acquired intangibles	11,776	11,568
Plus: Legal settlement costs	—	216
Less: Income tax effects	2,829	2,741
Non-GAAP net income	$56,127	$3,714
GAAP net loss per share, diluted	$(0.59)	$(0.91)
Non-GAAP net income per share, diluted	$0.51	$0.04

Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - diluted	103,318	99,244
Add: Dilutive ordinary share equivalents	5,715	5,615
Non-GAAP weighted-average shares used to compute net income per share - diluted	109,033	104,859

reconciliation of gaap cash flow from operating activities to free cash flow

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$32,593	$7,314	$74,155	$21,425
Less: purchases of property and equipment	(618)	(891)	(1,982)	(4,328)
Free cash flow	$31,975	$6,423	$72,173	$17,097

A-2

Appendix B

Operating Metrics

The number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. The number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. We define ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as we generate revenue from these customers. We annualize our monthly subscriptions by taking the revenue we would contractually expect to receive from such customers in a given month and multiplying it by 12. Net new annual recurring revenue in a given period represents the increase of the ARR during the period.

The net dollar retention rate compares our ARR from the same set of customers across comparable periods. We calculate net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). We then calculate the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. We then divide total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. The net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

B-1

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

JFROG LTD.

May 20, 2024 at 9 a.m. PST

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

NOTICE OF AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/23696/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333033300001000 6 052024

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Subject to applicable law and the rules of Nasdaq, in the absence of such instructions, the ordinary shares represented by properly executed and received proxies will be voted "FOR" the proposed resolution to be presented to the annual general meeting or any adjournment(s) or postponement(s) thereof for which the board of directors of the Company recommends a "FOR" vote.

This proxy also delegates, to the extent permitted by applicable law, discretionary authority to vote with respect to any other business which may properly come before the annual general meeting or any adjournment(s) or postponement(s) thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

JFROG LTD.

Proxy for Annual General Meeting of Shareholders on May 20, 2024

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Shlomi Ben Haim and Shanti Ariker, and each of them, with full power of substitution and power to act alone, as proxies to vote all the ordinary shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of JFROG LTD. to be held on May 20, 2024, at 9 a.m. PST, at 270 E. Caribbean Drive, Sunnyvale, California 94089, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

JFROG LTD.

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

May 20, 2024 at 9 a.m. PST

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online/phone by 11:59 PM PST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the annual general meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/23696/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333033300001000 6 052024

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Subject to applicable law and the rules of Nasdaq, in the absence of such instructions, the ordinary shares represented by properly executed and received proxies will be voted "FOR" the proposed resolution to be presented to the annual general meeting or any adjournment(s) or postponement(s) thereof for which the board of directors of the Company recommends a "FOR" vote.

This proxy also delegates, to the extent permitted by applicable law, discretionary authority to vote with respect to any other business which may properly come before the annual general meeting or any adjournment(s) or postponement(s) thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.